Lucas Energy, Inc. 8-K

Exhibit 10.3

LOAN AGREEMENT

DATED

AUGUST 25, 2016

BETWEEN

LUCAS ENERGY, INC.,

A NEVADA CORPORATION, AS BORROWER,

RICHARD N. AZAR, II, DONNIE B. SEAY, RICHARD MENCHACA,

RAD2 MINERALS, LTD., a Texas limited partnership,

DBS INVESTMENTS, LTD., a Texas limited partnership, and

SAXUM ENERGY, LLC, a Texas limited liability company, AS GUARANTORS,

AND

INTERNATIONAL BANK OF COMMERCE,

A TEXAS STATE BANKING CORPORATION, AS LENDER

	4.26	Full Disclosure	39
	4.27	Environmental and Other Governmental Requirements	39
	4.28	Inducement to Lender	40
	4.29	Sale of Production	40
	4.30	Operation of Mortgaged Properties	41
	4.31	APA	41
	4.32	Investment Company Act of 1940	41
	4.33	ERISA	41
	4.34	Valid and Binding Obligations	41
	4.35	Preferential Rights, Rights of First Refusal, Consents to Assign, and Reversionary Interests	41

5.	Covenants of Obligor		42
	5.1	Compliance with Governmental Requirements	42
	5.2	Hedging Contracts	42
	5.3	IBC Sinking Fund Account	42
	5.4	IBC Account	43
	5.5	Future IBC Accounts	43
	5.6	Inspection of the Mortgaged Properties	43
	5.7	Notices by Governmental Authority, Casualty, Condemnation	43
	5.8	Costs and Expenses	43
	5.9	Defense of Actions	44
	5.10	Payment of Claims	44
	5.11	Payment of Taxes and Other Indebtedness	44
	5.12	Maintenance of Existence and Rights; Conduct of Business	44
	5.13	Compliance with all Agreements Covering the Mortgaged Properties	44
	5.14	Compliance with Loan Instruments	45
	5.15	Compliance with Material Agreements	45
	5.16	Operations and Properties	45
	5.17	Books and Records; Access	45
	5.18	Compliance with Law	45
	5.19	Insurance	45
	5.20	Current Financial Statements	46
	5.21	Tax Receipts	46
	5.22	Loan Participations	46
	5.23	Notice of Litigation, Claims and Financial Change	46
	5.24	Hold Harmless	46
	5.25	Hazardous Materials; Environmental Reviews	47
	5.26	Government Regulation	48
	5.27	USA PATRIOT ACT NOTIFICATION	48
	5.28	Subordinate Financing	49
	5.29	Further Acts	49
	5.30	Security Interests in Guarantor's Common Stock in Borrower and No Sales of Common Stock Pledged	49
	5.31	Corporate Compliance	50
	5.32	Restricted Payments	50
	5.33	Revisions to the Corporate Documents	50
	5.34	Indemnity of Lender	50

	5.35	Engineer Reserve Report	51
	5.36	Good Standing	51
	5.37	Mortgaged Properties	52
	5.38	Performance of Obligations	52
	5.39	Representations and Warranties	53
	5.40	Cash Flow Test	53
	5.41	Loan to Value Determination Base	53
	5.42	Shares of Borrower and Underwriting Fee	53
	5.43	Additional Collateral	54
	5.44	Oil and Gas Leases	55
	5.45	Negative Covenants	55
	5.46	APA	56
	5.47	Transactions with Affiliates	57
	5.48	Management	57
	5.49	Net Worth	57

6.	Rights and Remedies of Lender		57
	6.1	Rights of Lender	57
	6.2	Acceleration	57
	6.3	Funds of Lender	58
	6.4	Rights of Set Off	58
	6.5	No Waiver or Exhaustion	58
	6.6	Preferences	58
	6.7	Proceeds of Production	59
	6.8	No Notice	59
	6.9	Execution of Division Orders, Etc.	59
	6.10	Cumulative Rights	59

7.	General Terms and Conditions		59
	7.1	Notices	59
	7.2	Entire Agreement and Modifications	60
	7.3	Severability	60
	7.4	Election of Remedies	60
	7.5	Form and Substance	60
	7.6	Limitation on Interest	60
	7.7	No Third Party Beneficiary	61
	7.8	Borrower in Control	61
	7.9	Number and Gender	61
	7.10	Captions	61
	7.11	Prepayment of Note	61
	7.12	Cross Default	62
	7.13	Applicable Law	62
	7.14	ARBITRATION	62
	7.15	No Oral Agreements	69
	7.16	Claims Against Lender	69
	7.17	Insolvency Proceeding	70

7.18	Post-Closing Covenants	71
7.19	Venue	73
7.20	Time	73
7.21	Multiple Counterparts	73
7.22	Opinions of Obligor's Counsel	73
7.23	West Texas Properties	74
7.24	Grace and Curative Period	74
7.25	Mineral Liens	74

LOAN AGREEMENT

THIS LOAN AGREEMENT dated August 25, 2016 (this "Loan Agreement"), is made by and among INTERNATIONAL BANK OF COMMERCE, a Texas state banking corporation ("Lender"), whose mailing address is 130 E. Travis St., San Antonio, Texas 78205, and LUCAS ENERGY, INC., a Nevada corporation, whose mailing address is 450 Gears Road, Suite 780, Houston, Texas 77067 (the "Borrower"), and RICHARD N. AZAR, II, whose mailing address is 4040 Broadway, Suite 305, San Antonio, Texas 78209, DONNIE B. SEAY, whose mailing address is 105 Nadine, San Antonio, Texas 78209, RICHARD E. MENCHACA, whose mailing address is 225 W. Castano, San Antonio, Texas 78209, RAD2 MINERALS, LTD., a Texas limited partnership, whose mailing address is 4040 Broadway, Suite 305, San Antonio, Texas 78209, DBS INVESTMENTS, LTD., a Texas limited partnership, whose mailing address is 105 Nadine, San Antonio, Texas 78209, and SAXUM ENERGY, LLC, a Texas limited liability company, whose mailing address is 225 W. Castano, San Antonio, Texas 78209 (collectively, the "Guarantor"), with respect to a loan in the principal sum of FORTY MILLION AND NO/100 DOLLARS ($40,000,000.00).

NOW, THEREFORE, in consideration of the extension of financial and credit accommodations by Lender to the Borrower evidenced by the Loan, and the agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Guarantors and Lender agree as follows:

ARTICLE I - DEFINITIONS

For purposes of this Loan Agreement, the following terms shall have the respective meanings assigned to them.

1.1

30 Day Plus Contracts.

The term "30 Day Plus Contracts" shall collectively mean (i) that certain purchase agreement dated June 1, 2014 by and between Scissortail Energy, LLC, as Processor, and Sezar Energy, LP, et al, as Supplier, as amended in that certain First Amendment to the Gas Purchase and Processing Agreement dated effective January 1, 2008, between Scissortail Energy, LLC, as Buyer, and Azar Minerals, Ltd., as Seller, as amended; (ii) that certain Gas Purchase Contract dated January 1, 2007, between DCP Midstream, LP, as Buyer, and Special Energy Corp., as Seller, as amended; (iii) that certain Gas Gathering and Processing Agreement dated August 1, 2005, as amended October 1, 2007, by and between Superior Pipeline Company, as Buyer, and Brittany Energy, LLC, as Supplier, as amended; (iv) that certain Gas Purchase Contract dated January 1, 2008, between DCP Midstream, LP, as Buyer, and Altex Energy Corporation, as Seller; (v) that certain Replacement Gas Purchase Contract to be effective January 1, 2016, between DCP Midstream, LP, as Buyer, and Equal Energy US, Inc., as Seller, as amended; and (vi) that certain Natural Gas Purchase Agreement dated September 1, 2011 by and between Apache Corporation, Buyer, and Sezar Energy, LP, as Seller; as amended.

1.2

Advance.

The term "Advance" shall mean the disbursement by Lender of the proceeds of the Loan.

1.3

Affiliate.

The term "Affiliate" shall mean any Person directly or indirectly, controlling, or under common control with, the Borrower and includes any Subsidiary of the Borrower and any “affiliate” of the Borrower within the meaning of Reg. §240. 12b-2 of the Securities Exchange Act of 1934, with “control,” as used in this definition, meaning possession, directly or indirectly, of the power to direct or cause the direction of management, policies or action through ownership of voting securities, contract, voting trust, or membership in management or in the group appointing or electing management or otherwise through formal or informal arrangements or business relationships.

1.4

AMI Agreement.

The term "AMI Agreement" shall mean that certain Central Prospect Participation Agreement dated June 15, 2014, by and between Sezar Energy, LP, a Texas limited partnership, Brittany Energy, L.L.C., a Texas limited liability company, and Petroflow Energy Corporation, a Delaware corporation, regarding an area of mutual interest located in Lincoln, Logan, and Payne Counties, Oklahoma, as more particularly described on Exhibit "A" thereto (the "AMI Area") regarding the acquisition of oil and gas leases, and the exploration and production of oil and gas in the AMI Area, all as more particularly discussed therein.

1.5

APA.

The term "APA" shall mean that certain Asset Purchase Agreement by and between Lucas Energy, Inc., as Purchaser, and Segundo Resources, LLC, as Seller, representative to the various sellers therein dated December 30, 2015, regarding the sale and purchase of the Assets, as defined therein, which includes without limitation, the Mortgaged Properties, as amended.

1.6

Borrower.

The term "Borrower" shall mean all parties named Borrower in the first paragraph of this Loan Agreement.

1.7

Borrower’s Net Monthly Income.

The term "Borrower’s Net Monthly Income" shall mean the gross income earned by Borrower from the Collateral, including without limitation, the Mortgaged Properties, less deductions for taxes, Lease Operating Costs, and General and Administrative Expenses, which will be certified by Borrower to Lender monthly on a trailing one (1) month cash basis by such written certificate as approved by Lender in its sole and absolute discretion.

1.8

Cash Flow Test.

The term "Cash Flow Test" is defined as an amount equal to the projected net cash flow (based upon the most recent Engineering Reserve Report of the Mortgaged Properties), less taxes, Lease Operating Costs, and General and Administrative Expenses, and other expenses which would fully amortize the principal balance due under the Note on a monthly basis within the economic half-life of the Mortgaged Properties, as determined in the sole and absolute discretion of Lender.

1.9

Change of Control.

The term "Change of Control" means any person, entity, or group (other than Guarantor) acquires Equity Interests representing beneficial ownership (within the meaning of Rule 13d-3 under the Commodity Exchange Act) of fifty percent (50%) or more of the Equity Interests in the Borrower or more than fifty percent (50%) of the members of the Board of Directors of Borrower change without the consent of Lender.

1.10

CMM.

The term "CMM" shall mean Coyle Manna Management, LLC, a Texas limited liability company.

1.11

Code.

The term "Code" shall mean the Uniform Commercial Code as in force in the state in which the Collateral is located and, if different, the state of the Borrower's residence.

1.12

Collateral.

The term "Collateral" shall mean any and all assets of Borrower, both tangible and intangible, including without limitation, the Mortgaged Properties and the "Assets," as defined in the APA, and any and all other personal and real property howsoever evidenced, including without limitation, the Permits, obtained by Borrower pursuant to the terms of the APA and in the future during the term of the Loan, all of which are to be collaterally pledged, mortgaged and/or otherwise conveyed as security for repayment of the Indebtedness, including without limitation, the Loan, and for the performance of all of the Obligations. Notwithstanding the foregoing sentence, the term “Collateral” shall exclude the Outside Mineral Interests.

1.13

Commodity Exchange Act.

The term "Commodity Exchange Act" means the Commodity Exchange Act (7 U.SC § 1 et seq.) as amended and any successor statute.

1.14

DBS.

The term "DBS" shall mean DBS Investments, Ltd, a Texas limited partnership.

1.15

Debtor Relief Laws.

The term "Debtor Relief Laws" shall mean any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization, or similar laws affecting the rights or remedies of creditors generally, as in effect from time to time.

1.16

Elk Creek.

The term "Elk Creek" shall mean AMWD Elk Creek Resources, LLC, a Texas limited liability company.

1.17

Engineer.

The term "Engineer" shall mean such employees, representatives and agents of Lender or third parties, including without limitation, Ralph E. Davis Associates, LLC, who may, from time to time issue an Engineering Reserve Report, conduct inspections of the Mortgaged Properties, verify and evaluate the value of the oil and gas reserves of the Mortgaged Properties, and/or offer other services related thereto.

1.18

Engineering Reserve Report.

The term "Engineering Reserve Report" shall mean that certain Segundo et al Interests Estimated Reserves and Future Net Reserves dated as of April 1, 2016, rendered by Engineer and each subsequent engineering report delivered to Lender pursuant to Section 5.35 hereof by Engineer whereby the oil and gas reserves of the Mortgaged Properties are verified and evaluated by the Engineer semi-annually.

1.19

Environmental Event.

The term "Environmental Event" means any environmental claim against Borrower or, in the absence of any environmental claim against Borrower, to the best of Borrower’s kknowledge, the occurrence of a release or threatened release of Hazardous Materials at, under, on or from any real property currently owned, leased or operated by Borrower, including without limitation, the Mortgaged Properties, or to the extent such release or threatened release arose from the operations of Borrower, or any predecessor of Borrower at, under, on or from any real property (x) formerly owned, leased or operated by Borrower or any predecessor of Borrower, or (y) offsite the Mortgaged Properties or any predecessor of Borrower to which Borrower has sent Hazardous Materials for treatment, storage or disposal.

1.20

Environmental Laws.

The term "Environmental Laws" means any and all Governmental Requirements relating to the environment or to emissions, discharges, releases or threatened releases of Hazardous Materials, including without limitation, pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials, including without limitation, pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

1.21

Equity Interests.

The term "Equity Interests" shall mean any shares of capital stock or other equity interest, including without limitation, any option, warrant, or other right to acquire any share of capital stock issued by Borrower.

1.22

Event of Default.

The term "Event of Default" shall mean the occurrence of any one of the following after the expiration of the Grace and Curative Period:

(a)

Any indebtedness evidenced, governed or secured by any of the Loan Instruments is not paid when due, whether by acceleration or otherwise, including without limitation, the Indebtedness, as evidenced by the Note.

(b)

Any covenant, obligation, agreement, or other provision in this Loan Agreement or any of the other Loan Instruments, including without limitation, the Mortgage, is not fully and timely performed, or the occurrence of any default thereunder.

(c)

Any statement, representation or warranty in the Loan Instruments, any Financial Statements or any other writing delivered to Lender in connection with the Loan is false, misleading or erroneous in any respect.

(d)

Any default or defined Event of Default under any Loan Instruments or other instrument executed by Borrower or Guarantor pursuant to or as included by and required by this Loan Agreement, now and in the future.

(e)

Obligor or any person obligated to pay any part of the Indebtedness evidenced, governed or secured by the Loan Instruments:

(1)

does not pay its debts as they become due or admits in writing its inability to pay its debts or makes a general assignment for the benefit of creditors; or

(2)

commences any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any Debtor Relief Laws; or

(3)

in any involuntary case, proceeding or other action commenced against it which seeks to have an order for relief entered against it, as debtor, or seeks reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, (i) fails to obtain a dismissal of such case, proceeding or other action within sixty (60) days of its commencement, or (ii) converts the case from one chapter of the Federal Bankruptcy Code to another chapter, or (iii) is the subject of an order for relief; or

(4)

conceals, removes, or permits to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or makes or suffers a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or makes any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or suffers or permits while insolvent, any creditor to obtain a lien upon any of its property through legal proceedings which is not vacated within sixty (60) days from the date thereof; or

(5)

has a trustee, receiver, custodian or other similar official appointed for or take possession of all or any part of the Collateral or any other of its property or has any court take jurisdiction of any other of its property which remains undismissed for a period of sixty (60) days [except where a shorter period is specified in the immediately following subparagraph (6)]; or

(6)

fails to have discharged or file an action for replevin within a period of ten (10) days any attachment, sequestration, or similar writ levied upon any property of such person; or

(7)

fails to pay immediately any final non-appealable money judgment against such person.

(f)

Title to all or any part of the Collateral (other than obsolete or worn personal property replaced by adequate substitutes of equal or greater value than the replaced items when new) shall become vested in any party other than the Borrower, whether by operation of law or otherwise, without the consent of Lender. Lender may, in its sole discretion, waive this Event of Default, but it shall have no obligation to do so, and any waiver may be conditioned upon such one or more of the following as Lender may require: the grantee's integrity, reputation, character, credit worthiness and management ability being satisfactory to Lender in its sole judgment, the grantee executing, prior to such sale or transfer, a written assumption agreement containing such terms as Lender may require, a principal pay-down on the Note, an increase in the rate of interest payable under the Note, a transfer fee, and any other modification of the Loan Instruments which Lender may require.

(g)

Without the prior written consent of Lender, Borrower encumbers the Collateral, unless such action is expressly permitted by the Loan Instruments or does not affect the Collateral.

(h)

Borrower abandons any of the Mortgaged Properties.

(i)

The holder of any lien, security interest or assignment on the Mortgaged Properties institutes foreclosure or other proceedings or takes other action for the enforcement of its remedies thereunder.

(j)

The liquidation, termination, dissolution, death, or legal incapacity of Borrower.

(k)

The sale, lease, transfer or other disposition of all or any substantial part [i.e., ten percent (10%) or more in any fiscal year] of Obligor's assets (now or hereafter acquired) except that Obligor may sell non-material (as determined by Lender) assets no longer used or useful in its business and Obligor may sell or lease other assets in the ordinary course of business as presently conducted, provided that such sale or lease shall not be for less than the fair market value of such assets or be on terms which are not commercially reasonable (and if Obligor is a corporation, said value or the reasonableness of such terms shall have been determined by the board of directors of such corporation in good faith and in the exercise of prudent business judgment), and provided further that such sale or lease shall not constitute or give rise to a default under any agreement to which Obligor is a party or by which Obligor is bound.

(l)

The pledging, mortgaging, granting of a lien on or security interest in, or other hypothecation or encumbrance of all or any substantial part [i.e., ten percent (10%) or more (based on fair market value) in any fiscal year] of Obligor's assets (now or hereafter acquired) except to secure indebtedness to Lender.

(m)

There is a Change of Control in Borrower.

(n)

A default by Borrower of the Oil and Gas Leases and/or any other agreement(s) concerning the Mortgaged Properties.

(o)

A Material Adverse Change occurs.

(p)

An Environmental Event occurs.

(q)

A Restricted Payment is made by Borrower to any officer, director, or shareholder or Guarantor unless approved in advance by Lender in its sole and absolute discretion.

1.23

Financial Statements.

The term "Financial Statements" shall mean audited financial statements of the Obligor, which shall consist of such balance sheets, Lease Operating Statements, cash flow statements and listing of contingent liabilities, and other financial information of Obligor as shall be required by Lender, from time to time, which statements shall be certified as true and correct by the party submitting such statements, prepared in accordance with General Accepted Accounting Principles.

1.24

Financing Statements.

The term "Financing Statements" shall mean the Form UCC-1 financing statements perfecting the security interests securing the Loan, to be filed with the appropriate offices for the perfection of a security interest in any of the Collateral, including without limitation, the Mortgaged Properties.

1.25

General and Administrative Expenses.

The term "General and Administrative Expenses" shall mean Borrower's general and administrative expenses, including without limitation, employee compensation, but excluding non-cash expenses, including but not limited to stock and warrants issued as compensation, etc. for the applicable period in accordance with Generally Accepted Accounting Principles.

1.26

Generally Accepted Accounting Principles.

The term "Generally Accepted Accounting Principles" shall mean those principles set forth in opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or the Financial Accounting Standards Board, or which have other authorities' support and are applicable in the circumstances as of the date of the Financial Statements.

1.27

Governmental Authority.

The term "Governmental Authority" shall mean the United States, the State, the Parish, the City or any other political subdivision in which the Mortgaged Properties or other Collateral is located, and any other political subdivision, agency, or instrumentality exercising jurisdiction over Obligor, or the Collateral, including without limitation, the Mortgaged Properties.

1.28

Governmental Requirements.

The term "Governmental Requirements" shall mean all laws, ordinances, rules and regulations of any Governmental Authority applicable to Obligor, or the Mortgaged Properties, including without limitation, the Environmental Laws.

1.29

Grace and Curative Period.

The term "Grace and Curative Period" shall mean (A) as to any default involving (i) the payment of money to Lender, or (ii) the payment of insurance and/or ad valorem taxes and other assessments on the Property as and when due pursuant to the Loan Instruments [(A)(i) and (A)(ii) being collectively referred to herein as a "Monetary Default"], a period of ten (10) days following written notice of a Monetary Default to Borrower and Guarantor, and the failure of Borrower (or the Guarantor) to cure such default within such ten (10) day period, provided that Lender shall not be obligated to provide such notice more than two (2) times in any calendar year, and if Lender shall provide such notice two (2) times in any calendar year, then thereafter, no notice of a Monetary Default shall be required; and (B) as to any other default, a period of thirty (30) days following written notice from Lender to Borrower and Guarantor to cure such default within such thirty (30) day period.

1.30

Guarantor.

The term "Guarantor" shall mean all parties named Guarantor in the first paragraph of this Loan Agreement.

1.31

Guaranty Agreement.

The term "Guaranty Agreement" shall mean all Limited Guaranty Agreements executed by Guarantor to secure the Indebtedness, or a portion thereof.

1.32

Hazardous Materials.

The term "Hazardous Materials" shall mean (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), as amended from time to time, and regulations promulgated thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. section 9601 et seq.), as amended from time to time, and regulations promulgated thereunder; (c) asbestos; (d) polychlorinated biphenyls; (3) underground storage tanks, whether empty, filled or partially filled with any substance; (f) any substance the presence of which on the Mortgaged Properties is prohibited by any Governmental Requirements; and (g) any other substance, pollutant, contaminant, chemical or industrial, toxic or hazardous substance or waste which by any Governmental Requirements requires special handling or notification of any federal, state or local governmental entity in its collection, storage, treatment or disposal.

1.33

Hedging Contract.

The term "Hedging Contract" means (a) any agreement providing for options, swaps, floors, caps, collars, forward sales, or forward purchases involving interest rates, commodities or commodity prices, equities, currencies, bonds, or indexes based on any of the foregoing, (b) any option, futures, or forward contract traded on an exchange, and (c) any other derivative agreement or other similar agreement or arrangement.

1.34

IBC Account.

The term "IBC Account" shall mean an International Bank of Commerce checking account for the benefit of Borrower, which shall hold the Advance and which will be Borrower's primary account for its operations. If an Event of Default occurs, no deposits in the IBC Account may be withdrawn by Borrower except as permitted at the sole discretion of Lender in writing. All interest payments made under the Note shall be made from the IBC Account unless otherwise approved by Lender in its sole discretion.

1.35

IBC Sinking Fund Account.

The term "IBC Sinking Fund Account" shall mean an International Bank of Commerce certificate of deposit account for the benefit of Borrower, pledged to secure the Loan, which shall hold on the date hereof $3,360,000.00 during the term of the Loan. Money on deposit in the IBC Sinking Fund Account shall, in the sole discretion of Lender, be applied by Lender to pay principal on the Note as it becomes due. Borrower may not withdraw any amount from the IBC Sinking Fund Account during the term of the Loan without the prior written consent of Lender.

1.36

IBC Sinking Fund Account Assignment.

The term "IBC Sinking Fund Account Assignment" shall mean any and all Assignments of Deposit Account (Security Agreement) executed by Borrower granting to Lender a security interest in the IBC Sinking Fund Account, to secure the Loan.

1.37

Improvements.

The term "Improvements" shall mean any and all improvements located on the Mortgaged Properties.

1.38

Indebtedness.

The term "Indebtedness" shall mean the principal amount of the Loan as described in the Note and interest payable thereto together with any fees, late charges, and all other sums due under, or secured by, the Loan Instruments.

1.39

Insurance Policies.

The term "Insurance Policies" shall mean such insurance policies and certificates as Lender may require against loss or damage of the kinds customarily insured with respect to the collateral, including without limitation, the Mortgaged Properties and as required by the Mortgage and the other Loan Instruments.

All Insurance Policies shall be issued on forms and by companies satisfactory to Lender and shall be delivered to Lender. All risk insurance policies shall have loss made payable to Lender as Mortgagee, together with the standard Mortgagee clause, and all Insurance Policies shall have a provision giving Lender a thirty (30) days' prior notice of cancellation or material change of the coverage.

1.40

Lease Operating Statements.

The term "Lease Operating Statements" shall mean a statement or report, including without limitation, monthly plant statements, in a form and substance satisfactory to Lender reflecting by each Mortgaged Property, the quantities of oil and/or gas sold by barrels (42 United States gallons) and MCF (million cubic feet), dollar amounts received for said oil and/or gas sold, average price per barrel of oil and/or MCF of gas, operating expenses and revenues, and such other information as Lender may require in its sole discretion.

1.41

Lender.

The term "Lender" shall mean the Lender named in the first paragraph of this Loan Agreement.

1.42

Loan.

The term "Loan" shall mean the Loan by Lender to Borrower, in the amount set forth in the first paragraph of this Loan Agreement.

1.43

Loan Finance Charge.

The term "Loan Finance Charge" shall mean the sum of $400,000.00, which shall be paid to Lender as follows:

(i)

$200,000.00 of the Loan Finance Charge shall be paid to Lender on the date hereof; and

(ii)

$200,000.00 of the Loan Finance Charge shall be paid on or before one hundred eighty (180) days from the date hereof.

1.44

Loan Instruments.

The term "Loan Instruments" shall mean this Loan Agreement, the Mortgage, the Uncertificated Pledge, the Share Certificate Pledge, the Note, the IBC Sinking Fund Account Assignment, the Guaranty Agreement, the Security Agreement, the Financing Statements, and such other instruments evidencing, securing, or pertaining to the Loan as shall, from time to time, be executed and delivered by Obligor, or any other party to Lender pursuant to this Loan Agreement.

1.45

Loan to Value Determination Base.

The term "Loan to Value Determination Base" shall mean a base that will be equal to or less than the lesser of (i) sixty-five percent (65%) of the present worth of future net income ("PWFNI") of the proved producing Mortgaged Properties discounted at twenty percent (20%), or (ii) fifty percent (50%) of the PWFNI of the proved producing Mortgaged Properties discounted at nine percent (9%) as determined by Lender in its sole discretion, using such materials and information as Lender may require, including without limitation, the Engineering Reserve Report. Notwithstanding anything in this definition to the contrary, Lender, in its sole and absolute discretion, may attribute some value to the proved undeveloped Mortgaged Properties discounted at nine percent (9%) to determine the Loan to Value Determination Base.

1.46

Material Adverse Change.

The term "Material Adverse Change" shall mean a material adverse change, from the state of affairs existing as of the date of this Loan Agreement, or as represented or warranted in any Loan Instrument, in (a) the business, operations, property or condition (financial or otherwise) of the Obligor to that extent such Material Adverse Change has a negative economic impact of $2,000,000.00 or more, (b) the ability of Obligor to perform any of its obligations under any Loan Instrument, (c) the validity or enforceability of any Loan Instrument, or (d) the rights and remedies of or benefits available to Lender under any Loan Instrument. Furthermore, a Material Adverse Change shall also be deemed to have occurred when (1) there has been, or there is likely to occur a decline of ten percent (10%) or more in the tangible net worth of Borrower or any one of Guarantor, as applicable, as shown on the Financial Statements delivered to Lender in connection with the Loan, or (2) actual sources and uses of funds for any twelve-month period adversely vary by ten percent (10%) or more with the pro forma sources and uses of funds statement submitted for such period.

1.47

Menchaca.

The term "Menchaca" shall collectively mean Richard E. Menchaca, Kimberly Menchaca, and Saxum Energy, LLC, a Texas limited liability company.

1.48

Mortgage.

The term "Mortgage" shall collectively mean (i) that certain Mortgage, Deed of Trust, Assignment, Security Agreement and Financing Statement to Michael K. Sohn, Trustee, with respect to the Mortgaged Properties located in the State of Texas, (ii) that certain Oil and Gas Mortgage, Security Agreement, Financing Statement and Assignment of Production covering the Mortgaged Properties located in the State of Oklahoma SAVE AND EXCEPT Elk Creek Wells and Leases (defined in Section 7.18), (iii) that certain First Supplemental Oil and Gas Mortgage, Security Agreement, Financing Statement, and Assignment of Production covering the Elk Creek Wells and Leases, and (iv) any and all future mortgages and/or deeds of trust covering the Mortgaged Properties executed by Borrower and to be executed by Borrower securing the payment of the Note and the payment and performance of all obligations specified in the Mortgage and this Loan Agreement, and evidencing a valid and enforceable lien on the Mortgaged Properties.

1.49

Mortgaged Properties.

The term "Mortgaged Properties" shall mean (i) all Oil and Gas Leases, oil, gas or mineral properties, mineral servitudes, and/or mineral rights of any kind of Borrower (including without limitation, the Prior Mortgaged Interests, all mineral interests of any kind conveyed to Borrower by the APA, and all other mineral fee interests, lease interests, farmout interests, overriding royalty and royalty interests, working interests, net profits interests, oil payment interests, production payment interests, and other types of mineral interests) both in Texas and Oklahoma, and all oil and gas gathering, treating, storage, processing, and handling assets of Borrower, including without limitation, those certain interests more particularly described on Exhibit "A," attached hereto and incorporated herein for all purposes, and those interests to be acquired by Borrower in the future, (ii) all pipelines, and (iii) all platforms, wells, wellhead equipment, pumping units, flowlines, tanks, buildings, injection facilities, saltwater disposal facilities, compression facilities, gathering systems, and other equipment, improvements, and instruments howsoever evidenced, including without limitation, the Equipment, as defined in the APA. The Mortgaged Properties include all right, title, and interest of Borrower in the interests described above, even if the working interests and net revenue interests of Borrower may be more than the percentage interests of Borrower reflected on Exhibit "A." Notwithstanding the foregoing, the term “Mortgaged Properties” shall exclude the Outside Mineral Interests.

1.50

MPII.

The term "MPII" shall mean MPII, Inc., a Texas corporation.

1.51

Non-Producing Wells.

The term "Non-Producing Wells" shall mean the wells known as the Athena 1-20H, the Adonis 1-22H, the Sphinx I-10H, and the Elmo I-17H, all located in Lincoln County, Oklahoma.

1.52

Note.

The term "Note" shall mean that certain the Real Estate Lien Note in the original principal sum of $40,000,000.00, executed by Borrower and payable to the order of Lender dated effective of even date herewith evidencing the Loan. Monthly payments under the Note shall constitute the greater of (i) fifty percent (50%) of Borrower's Net Monthly Income, or (ii) monthly principal and interest payments of $425,000.00 each. The interest rate shall be floating at two percent (2%) per annum above the New York Prime Rate, as defined in the Note, as it fluctuates from time to time; provided, however, that in no event shall the rate of interest to be paid on the unpaid principal of the Note be less than five and one-half percent (5.5%) per annum, nor more than the maximum legal rate allowed by applicable law. The final maturity date of the Note is August 25, 2019.

1.53

Obligations.

The term "Obligations" shall mean any and all of the covenants, warranties, representations and other obligations (other than to repay the Indebtedness) made or undertaken by Obligor, or any other person to the Lender or any other Person, as set forth in the Loan Instruments.

1.54

Obligor.

The term "Obligor" shall collectively mean the Borrower and the Guarantor.

1.55

Oil and Gas Leases.

The term "Oil and Gas Leases" shall mean those certain oil, gas and/or mineral leases more particularly described on Exhibit "A," together with any future oil, gas and/or mineral leases which Borrower may own in the future howsoever evidenced, for the production of oil, gas and other minerals from the lands described therein or lands pooled therewith SAVE AND EXCEPT the Outside Mineral Interests.

1.56

Outside Mineral Interests.

The term "Outside Mineral Interests" shall mean any mineral interests, including, oil and gas leases, to be owned by Borrower in the future after the date hereof, and the associated personal property therewith, including equipment and inventory, that are (x) located outside of (i) Lincoln, Logan, and Payne Counties, Oklahoma, and Glasscock County, Texas, and (ii) any areas identified in the Engineering Reserve Report as proven, undeveloped reserves (PUDs) located outside of Lincoln, Logan, and Payne Counties, Oklahoma, and Glasscock County, Texas, and (y) acquired with financing provided other than by Lender in the future. Borrower covenants and agrees to provide Lender at least sixty (60) days prior written notice of any acquisition of Outside Mineral Interests, and Guarantor covenants and agrees not to be a guarantor (i) for any financing for the purchase of Outside Mineral Interests or (ii) in connection with any drilling loan program concerning the Outside Mineral Interests. Furthermore, it is understood and agreed that none of the "Assets," as defined in the APA, constitute Outside Mineral Interests.

1.57

Permits.

The term "Permits" shall mean all of Borrower's rights to any permit, certificate or other governmental entitlement, including without limitation, those certain permits described in the APA, issued by a Governmental Authority.

1.58

Person.

The term "Person" shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Government Authority, or other entity.

1.59

Prior Liens.

The term "Prior Liens" shall mean collectively mean the RAD2 Liens (defined in Section 1.62, the DBS Liens (defined in Section 1.62), the Menchaca Liens (defined in Section 1.62), the CMM Lien (defined in Section 1.62, and the Elk Creek Liens (defined in Section 1.62).

1.60

Prior Loan Instruments.

The term "Prior Loan Instruments" shall collectively mean any and all instruments, agreements, and contracts regarding the Prior Note and/or the Prior Liens.

1.61

Prior Mortgaged Interests.

The term "Prior Mortgaged Interests" shall collectively mean the RAD2 Mortgaged Interests, the DBS Mortgaged Interests, the Menchaca Mortgaged Interests, the CMM Mortgaged Interests, and the Elk Creek Mortgaged Interests.

1.62

Prior Note.

The term "Prior Note" shall collectively mean the RAD2 Indebtedness (defined below), the DBS Indebtedness (defined below), the Menchaca Indebtedness (defined below), the CMM Indebtedness (defined below), and the Elk Creek Indebtedness, all as more particularly described as follows:

A.

RAD2 Indebtedness to Lender

1.

That certain promissory note dated December 15, 2006 executed by Azar Minerals, Ltd, (now RAD2) payable to the order of Lender in the original principal sum of Five Million and No/100 Dollars ($5,000,000.00) (the "RAD2 Note"), which term includes all subsequent modifications and increases thereto) pursuant to a loan agreement of even date therewith between said RAD2 and Lender (the "RAD2 Loan Agreement"), which Note was secured by a Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment dated December 15, 2006, from RAD2 to Steve Edlund, Trustee, recorded in Volume 1727, Page 282, Official Records of Lincoln County, Oklahoma; and recorded in Book 1969, Page 598, Official Records of Logan County, Oklahoma and recorded in Book 581, Page 374, Official Records of Grant County, Oklahoma and in Book 1682, Page 124, Official Records of Payne County, Oklahoma.

2.

Thereafter, under date of May 25, 2007, RAD2 further secured the RAD2 Note by a First Supplemental Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment from RAD2 to Steve Edlund, Trustee, recorded in Volume 1749, Page 30, Official Records of Lincoln County, Oklahoma; and recorded in Book 1999, Page 539, Official Records of Logan County, Oklahoma and recorded in Book 581, Page 392, Official Records of Grant County, Oklahoma and in Book 1714, Page 366 , Official Records of Payne County, Oklahoma.

3.

Thereafter, under date of October 1, 2007, RAD2 and Lender modified the RAD2 Note and RAD2 Loan Agreement by increasing the original principal sum of the Note (line of credit) to Ten Million and No/100 Dollars ($10,000,000.00).

4.

Thereafter, under date of October 10, 2007, RAD2 further secured the RAD2 Note by a Second Supplemental Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment from RAD2 to Steve Edlund, Trustee, recorded in Volume 1766, Page 674, Official Records of Lincoln County, Oklahoma; and recorded in Book 2033, Page 315, Official Records of Logan County, Oklahoma and recorded in Book 630, Page 41, Official Records of Harper County, Oklahoma and in Book 1740, Page 669, Official Records of Payne County, Oklahoma.

5.

Thereafter, under date of January 22, 2008, RAD2 further secured the RAD2 Note by a Third Supplemental Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment from RAD2 to Steve Edlund, Trustee, recorded in Volume 1890, Page 59, Official Records of Garfield County, Oklahoma; and recorded in Volume 587, Page 54, Official Records of Grant County, Oklahoma; and recorded in Book 634, Page 162, Official Records of Harper County and recorded in Book 2051, Page 356, Official Records of Logan County, Oklahoma, Oklahoma and in Book 1757, Page 218, Official Records of Payne County, Oklahoma.

6.

Thereafter, under date of May 8, 2008, RAD2 further secured the RAD2 Note by a Fourth Supplemental Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment from RAD2 to Steve Edlund, Trustee, recorded in Volume 1779, Page 916, Official Records of Payne County, Oklahoma and recorded in Volume 1799, Page 135, Official Records of Lincoln County, Oklahoma.

7.

Thereafter, under date of September 24, 2008, RAD2 further secured the RAD2 Note by a Fifth Supplemental Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment from RAD2 to Steve Edlund, Trustee, recorded in Volume 1815, Page 280, Official Records of Lincoln County, Oklahoma and under date of September 28, 2008, RAD2 further secured the Note by a Texas First Supplemental Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment from RAD2 to Steve Edlund, Trustee, recorded in Book 123, Page 236, Official Records of Glasscock County, Texas.

8.

Thereafter, under date of January 15, 2009, RAD2 further secured the RAD2 Note by a Sixth Supplemental Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment from RAD2 to Steve Edlund, Trustee, recorded in Volume 1828, Page 205, Official Records of Lincoln County, Oklahoma; recorded in Volume 2110, Page 102, Official Records of Logan County, Oklahoma; and recorded in Volume 1929, Page 924, Official Records of Garfield County, Oklahoma.

9.

Thereafter, under date of June 29, 2009, RAD2 and Lender modified the RAD2 Note and RAD2 Loan Agreement by increasing the original principal sum of the Note (line of credit) to Twelve Million and No/100 Dollars ($12,000,000.00) and further secured the payment of the Note and supplemented all previous liens granted by a Seventh Supplemental Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment from RAD2 to Steve Edlund, Trustee, recorded in Book 600, Page 169, Official Records of Grant County, Oklahoma and recorded in Book 1850, Page 285, Official Records of Lincoln County, Oklahoma and a Texas Second Supplemental Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment from RAD2 to Steve Edlund, Trustee, recorded in Book 155, Page 44, Official Records of Glasscock County, Texas.

10.

That certain Real Estate Lien Note dated November 12, 2010 in the original principal amount of $2,500,000.00, executed by RAD2 and payable to the order of Lender ( the "RAD2 $2,500,000.00 Note") whereby RAD2 granted to Lender a second lien in certain interests by a Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment (Second Lien and With Power of Sale) recorded in Book 0664, Page 359, Official Public Records of Harper County, Oklahoma; recorded in Book 1901, Page 541, Official Public Records of Lincoln County, Oklahoma; recorded in Book 2008, Page 1161, Official Public Records of Garfield County, Oklahoma; recorded in Book 2220, Page 4, Official Public Records of Logan County, Oklahoma; recorded in Book 1922, Page 276, Official Public Records of Payne County, Oklahoma, recorded in Book 613, Page 691, Official Records of Grant County, Oklahoma, and recorded in Book 155, Page 24, Real Property Records of Glasscock County, Texas.

11.

Thereafter, under date of May 10, 2011, RAD2 further secured the RAD2 Note by an Eighth Supplemental Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment from RAD2 to Steve Edlund, Trustee, recorded in Book 1920, Page 95, Official Records of Lincoln County, Oklahoma; and a Texas Third Supplemental Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment from RAD2 to Steve Edlund, Trustee, recorded in Book 166, Page 400, Official Records of Glasscock County, Texas.

12.

Thereafter, under date of April 26, 2013, RAD2 further secured the RAD2 Note by an Ninth Supplemental Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment from RAD2 to Michael K. Sohn, Trustee, recorded in Book 2054, Page 01, Official Records of Lincoln County, Oklahoma.

13.

Thereafter, under date of May 15, 2014, RAD2 and Lender modified the RAD2 Note and RAD2 Loan Agreement by increasing the original principal sum of the RAD2 Note (line of credit) to Fifteen Million and No/100 Dollars ($15,000,000.00) and further secured the payment of the Note and supplemented all previous liens granted by a Texas Fourth Supplemental Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment from RAD2 to Michael K. Sohn, Trustee, recorded in Volume 254, Page 488, Official Records of Glasscock County, Texas and a Renewal, Extension and/or Modification Agreement For Commercial Loans, recorded in Book 255, Page 130, Official Records of Glasscock County, Texas, and Book 2197, Page 753 Official Records of Payne County, Oklahoma; Book 2522, Page 77 of the Official Records of Logan County, Oklahoma; Book 699, Page 689 of the Official Records of Harper County, Oklahoma, Book 696, Page 254 of the Official Records of Grant County, Oklahoma; Book 2201, Page 1050 of the Official Records of Garfield County, Oklahoma, and Book 2116, Page 352 of the Official Records of Lincoln County, Oklahoma.

14.

Thereafter, under date of January 1, 2014, RAD2 further secured the RAD2 Note by a Tenth Supplemental Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment from RAD2 to Michael K. Sohn, Trustee, recorded in Book 2122, Page 631, Official Records of Lincoln County, Oklahoma, and Book 2211, Page 778 of the Official Records of Payne County, Oklahoma.

15.

Thereafter, under date of August 19, 2015, RAD2 further secured the RAD2 Note by an Eleventh Supplemental Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment from RAD2 to Bernardo dela Garza, Trustee, recorded in Book 2176, Page 422, Official Records of Lincoln County, Oklahoma and a Texas Fifth Supplemental Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment from RAD2 to Michael K. Sohn, Trustee, recorded in Volume 294, Page 524, Official Records of Glasscock County, Texas.

16.

Thereafter, under date of November 5, 2015, RAD2 further secured the RAD2 Note by an Twelfth Supplemental Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment from RAD2 to Bernardo dela Garza, Trustee, recorded in the Official Records of Lincoln County, Oklahoma in Volume 2184, Page 530 and under date of November 6, 2015, RAD2 further secured the RAD2 Note by a Texas Sixth Supplemental Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment from RAD2 to Bernardo dela Garza, Trustee, recorded in the Official Records of Glasscock County, Texas in Volume 300, Page 745.

17.

Thereafter, under date of November 16, 2015, RAD2 further secured the RAD2 Note by an Thirteenth Supplemental Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment from RAD2 to Bernardo dela Garza, Trustee, recorded in the Official Records of Lincoln County, Oklahoma in Volume 2185, Page 648.

The RAD2 Note and the RAD2 $2,500,000.00 Note and any and all other indebtedness of RAD2 to Lender, including without limitation, under the RAD2 Loan Agreement, are collectively referred to herein as the "RAD2 Indebtedness," and each and every Mortgage and Supplemental Mortgage referenced above executed by RAD2 securing the RAD2 Indebtedness are collectively referred to herein as the "RAD2 Liens"). Furthermore, all interests, including without limitation, all oil, gas and other mineral interests of RAD2 covered by the RAD2 Liens are collectively referred to as "RAD2 Mortgaged Interests."

B.

DBS Indebtedness to Lender

1.

REFERENCE IS HEREBY MADE FOR ALL PURPOSES TO that certain promissory note dated December 15, 2006, executed by DBS payable to the order of Lender in the original principal sum of Five Million and No/100 Dollars ($5,000,000.00) (the "DBS Note," which term includes all subsequent modifications and increases thereto) pursuant to a loan agreement of even date therewith between DBS and Lender (the "DBS Loan Agreement"), which Note was secured by a Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment dated December 15, 2006, from DBS to Steve Edlund, Trustee, recorded in Volume 1727, Page 314, Official Records of Lincoln County, Oklahoma; and recorded in Book 1969, Page 632, Official Records of Logan County, Oklahoma and recorded in Book 581, Page 417, Official Records of Grant County, Oklahoma and recorded in Book 1682, Page 159, Official Records of Payne County, Oklahoma.

2.

Thereafter, under date of May 25, 2007, DBS further secured the DBS Note by a First Supplemental Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment from DBS to Steve Edlund, Trustee, recorded in Volume 1749, Page 06, Official Records of Lincoln County, Oklahoma; and recorded in Book 581, Page 435, Official Records of Grant County, Oklahoma and in Book 1714, Page 342, Official Records of Payne County, Oklahoma.

3.

Thereafter, under date of October 1, 2007, DBS and Lender modified the DBS Note and DBS Loan Agreement by increasing the original principal sum of the Note (line of credit) to Ten Million and No/100 Dollars ($10,000,000.00).

4.

Thereafter, under date of October 10, 2007, DBS further secured the DBS Note by a Second Supplemental Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment from DBS to Steve Edlund, Trustee, recorded in Volume 1766, Page 692, Official Records of Lincoln County, Oklahoma; and recorded in Book 2033, Page 297, Official Records of Logan County, Oklahoma and recorded in Book 630, Page 23, Official Records of Harper County, Oklahoma and in Book 1740, Page 705, Official Records of Payne County, Oklahoma.

5.

Thereafter, under date of January 22, 2008, DBS further secured the DBS Note by a Third Supplemental Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment from DBS to Steve Edlund, Trustee, recorded in Volume 1890, Page 78, Official Records of Garfield County, Oklahoma; and recorded in Volume 587, Page 73, Official Records of Grant County, Oklahoma; and recorded in Book 634, Page 181, Official Records of Harper County and recorded in Book 2051, Page 375, Official Records of Logan County, Oklahoma, and in Book 1757, Page 237, Official Records of Payne County, Oklahoma.

6.

Thereafter, under date of May 8, 2008, DBS further secured the DBS Note by a Fourth Supplemental Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment from DBS to Steve Edlund, Trustee, recorded in Volume 1779, Page 897, Official Records of Payne County, Oklahoma and recorded in Volume 1799, Page 116, Official Records of Lincoln County, Oklahoma.

7.

Thereafter, under a stipulated date of September 24, 2008, DBS further secured the DBS Note by a Fifth Supplemental Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment from DBS to Steve Edlund, Trustee, recorded in Volume 1815, Page 261, Official Records of Lincoln County, Oklahoma, and a Texas First Supplemental Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment to Steve Edlund, Trustee, recorded in Volume 123, Page 217, of the Real Property Records of Glasscock County, Texas.

8.

Thereafter, under date of January 15, 2009, DBS further secured the DBS Note by a Sixth Supplemental Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment from DBS to Steve Edlund, Trustee, recorded in Volume 1828, Page 228, Official Records of Lincoln County, Oklahoma; recorded in Volume 2110, Page 125, Official Records of Logan County, Oklahoma; and recorded in Volume 1929, Page 947, Official Records of Garfield County, Oklahoma.

9.

Thereafter, under date of June 29, 2009, DBS and Lender modified the DBS Note and DBS Loan Agreement by increasing the original principal sum of the Note (line of credit) to Twelve Million and No/100 Dollars ($12,000,000.00) and further secured the payment of the Note supplement all previous liens granted by a Seventh Supplemental Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment from DBS to Steve Edlund, Trustee, recorded in Book 600, Page 169, Official Public Records of Grant County, Oklahoma; and recorded in Book 1850, Page 304, Official Records of Lincoln County, Oklahoma.

10.

Thereafter, under date of May 10, 2011, DBS further secured the DBS Note by an Eighth Supplemental Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment from DBS to Michael K. Sohn, Trustee, recorded in Volume 1920, Page 118, Official Records of Lincoln County, Oklahoma and a Texas Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment from DBS to Michael K. Sohn, Trustee, recorded in Volume 166, Page 428, Official Records of Glasscock County, Texas.

11.

Thereafter, under date of October 1, 2011, DBS and Lender modified the DBS Note and DBS Loan Agreement by extending the final maturity date until October 1, 2013.

12.

Thereafter, under date of April 26, 2013, DBS further secured the DBS Note by a Ninth Supplemental Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment from DBS to Michael K. Sohn, Trustee, recorded in Volume 2053, Page 760, Official Records of Lincoln County, Oklahoma.

13.

Thereafter, under date of October 1, 2013, DBS and Lender modified the DBS Note and DBS Loan Agreement by extending the final maturity date until October 1, 2015.

14.

Thereafter, by a Third Amendment to the loan agreement dated October 1, 2014, DBS and Lender modified the DBS Note and DBS Loan Agreement by extending the final maturity date until October 1, 2016.

15.

Thereafter, under date of October 1, 2014, DBS further secured the payment of the DBS Note and supplemented all previous liens granted by a Texas First Supplemental Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment from DBS to Michael K. Sohn, Trustee, recorded in Volume 265, Page 359, Official Records of Glasscock County, Texas and a Renewal, Extension and/or Modification Agreement For Commercial Loans, recorded in Book 267, Page 716, Official Records of Glasscock County, Texas, and Book 2223, Page 706 Official Records of Payne County, Oklahoma; Book 701, Page 822 of the Official Records of Grant County, Oklahoma; Book 702, Page 745 of the Official Records of Harper County, Oklahoma and Book 2152, Page 760 of the Official Records of Lincoln County, Oklahoma.

16.

Thereafter, under date of October 1, 2014, DBS further secured the DBS Note by a Tenth Supplemental Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment from DBS to Michael K. Sohn, Trustee, recorded in Book 2131, Page 99, Official Records of Lincoln County, Oklahoma and Book 2219, Page 127, Official Records of Payne County, Oklahoma.

17.

Thereafter, under date of September 4, 2015, DBS further secured the DBS Note by an Eleventh Supplemental Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment from DBS to Michael K. Sohn, Trustee, recorded in Book 2176, Page 456, Official Records of Lincoln County, Oklahoma.

The DBS Note and any and all other indebtedness of DBS to Lender, including without limitation, under the DBS Loan Agreement, are collectively referred to herein as the "DBS Indebtedness," and each and every Mortgage and Supplemental Mortgage referenced above executed by DBS securing the DBS Indebtedness are collectively referred to herein as the "DBS Liens"). Furthermore, all interests including without limitation, all oil, gas and other mineral interests of DBS covered by the DBS Liens are collectively referred to herein as the "DBS Mortgaged Interests."

C.

Menchaca Indebtedness to Lender

1.

That certain promissory note executed by Richard E. Menchaca and Kimberly Menchaca dated August 20, 2014, payable to the order of Lender in the original principal sum of Three Million and No/100 Dollars ($3,000,000.00) (the "Menchaca Note" which term includes all subsequent modifications and increases thereto) pursuant to a Loan Agreement dated February 15, 2007 between said Menchaca and Lender (the "Menchaca Loan Agreement") [which Menchaca Note renewed and extended the original debt ($2,000,000.00) of Menchaca to Lender] which Menchaca Note is secured by a Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment dated February 15, 2007, from Menchaca to Steve Edlund, Trustee, recorded in Book 579, Page 425, Official Records of Grant County, Oklahoma; Book 1735, Page 726, Official Records of Lincoln County, Oklahoma and in Book 1692, Page 601, Official Records of Payne County, Oklahoma.

2.

Under date of May 25, 2007, Menchaca further secured the Menchaca Note by a First Supplemental Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment from Menchaca to Steve Edlund, Trustee, recorded in Volume 1748, Page 790, Official Records of Lincoln County, Oklahoma; and recorded in Book 581, Page 460, Official Records of Grant County, Oklahoma and in Book 1714, Page 318, Official Records of Payne County, Oklahoma.

3.

Thereafter, under date of October 1, 2007, Menchaca further secured the Menchaca Note by a Second Supplemental Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment from Menchaca to Steve Edlund, Trustee, recorded in Volume 1766, Page 710, Official Records of Lincoln County, Oklahoma; and recorded in Book 2033, Page 333, Official Records of Logan County, Oklahoma and recorded in Book 630, Page 59, Official Records of Harper County, Oklahoma and in Book 1740, Page 687, Official Records of Payne County, Oklahoma.

4.

Thereafter, under date of January 22, 2008, Menchaca further secured the Menchaca Note by a Third Supplemental Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment from Menchaca to Steve Edlund, Trustee, recorded in Volume 1890, Page 97, Official Records of Garfield County, Oklahoma; and recorded in Volume 1780, Page 638, Official Records of Lincoln County, Oklahoma, and recorded in Volume 587, Page 92, Official Records of Grant County, Oklahoma; and recorded in Book 634, Page 200, Official Records of Harper County and recorded in Book 2051, Page 394, Official Records of Logan County, Oklahoma, and in Book 1757, Page 256, Official Records of Payne County, Oklahoma.

5.

Thereafter, under date hereby stipulated as May 8, 2008, Menchaca further secured the Menchaca Note by a Fourth Supplemental Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment from Menchaca to Steve Edlund, Trustee, recorded in Volume 1804, Page 364, Official Records of Lincoln County, Oklahoma.

6.

Thereafter, under date hereby stipulated as September 24, 2008, Menchaca further secured the Menchaca Note by a Fifth Supplemental Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment from Menchaca to Steve Edlund, Trustee, recorded in Volume 1815, Page 299, Official Records of Lincoln County, Oklahoma and a Texas Supplemental Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment recorded in Volume 123, Page 255, Official Records of Glasscock County, Texas.

7.

Thereafter, under date hereby stipulated as January 15, 2009, Menchaca further secured the Menchaca Note by a Sixth Supplemental Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment from Menchaca to Steve Edlund, Trustee, recorded in Volume 1828, Page 251, Official Records of Lincoln County, Oklahoma; recorded in Volume 2110, Page 148, Official Records of Logan County, Oklahoma; and recorded in Volume 1929, Page 970, Official Records of Garfield County, Oklahoma.

8.

Thereafter, under date hereby stipulated as May 10, 2011, Menchaca further secured the Menchaca Note by a Seventh Supplemental Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment from Menchaca to Steve Edlund, Trustee, recorded in Volume 1920, Page 141, Official Records of Lincoln County, Oklahoma and by a Texas Supplemental Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment from Menchaca to Steve Edlund, Trustee, recorded in Volume 166, Page 457, Official Records of Glasscock County, Texas.

9.

Thereafter, under date hereby stipulated as April 26, 2013, Saxum Energy, LLC further secured the Menchaca Note by an Eighth Supplemental Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment from Saxum to Michael K. Sohn, Trustee, recorded in Volume 2053, Page 783of the Official Records of Lincoln County, Oklahoma.

10.

Thereafter, on August 20, 2014, Saxum, Lender and Menchaca entered into a First Amended Loan Agreement (the "Menchaca Amended Loan Agreement") and modified the Menchaca Note and Menchaca Loan Agreement by increasing the original principal sum of the Note (line of credit) to Three Million and No/100 Dollars ($3,000,000.00).

11.

Thereafter, under date of August 20, 2014, Saxum further secured the Menchaca Note by a Ninth Supplemental Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment from Mortgagor to Michael K. Sohn, Trustee, recorded in Volume 2122, Page 611 of the Official Records of Lincoln County, Oklahoma; Volume 2211, Page 750, Official Records of Payne County, Oklahoma and Instrument No. 201400012507 of the Official Records of Pottawatomie County, Oklahoma and a mortgage nominated as Texas Second Supplemental Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment from Menchaca to Michael K. Sohn, Trustee, recorded in Volume 268, Page 558, Official Records of Glasscock County, Texas.

12.

Thereafter, under date of September 28, 2015, Saxum further secured the Menchaca Note by a Tenth Supplemental Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment from Mortgagor to Bernardo de la Garza, Trustee, recorded in Volume 2180, Page 673 of the Official Records of Lincoln County, Oklahoma.

The Menchaca Note and any and all other indebtedness of Menchaca to Lender, including without limitation, under the Menchaca Loan Agreement and the Menchaca Amended Loan Agreement, are collectively referred to herein as the "Menchaca Indebtedness," and each and every Mortgage and Supplemental Mortgage referenced above executed by Menchaca securing the Menchaca Indebtedness are collectively referred to as the "Menchaca Liens"). Furthermore, all interests, including without limitation, all oil, gas and other mineral interests of Menchaca covered by Menchaca Liens are collectively referred to herein as the "Menchaca Mortgaged Interests."

D.

CMM Indebtedness to Lender

That certain promissory note dated December 30, 2014 executed by CMM payable to the order of Lender in the original principal sum of Four Million and No/100 Dollars ($4,000,000.00) (the "CMM Note"), which term includes all subsequent modifications and increases thereto) which Note is secured by a Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment dated December 30, 2014, from CMM to Michael K. Sohn, Trustee, recorded in Book 2561, Page 469, Official Records of Logan County, Oklahoma and recorded in Book 2238, Page 238, Official Records of Payne County, Oklahoma (Brittany Wells).

The CMM Note and any and all other indebtedness of CMM to Lender are collectively referred to herein as the "CMM Indebtedness," and the Mortgage referenced above executed by CMM is referred to herein as the "CMM Lien"). Furthermore, all interests, including without limitation, all oil, gas other and mineral interests of CMM, covered by the CMM Liens are collectively referred to as the "CMM Mortgaged Interests."

E.

Elk Creek Indebtedness to Lender

That certain promissory note dated June 29, 2012 executed by Elk Creek payable to Lender in the original principal sum of Two Million and No/100 Dollars ($2,000,000.00) (the "Elk Creek Note"), which term includes all subsequent modifications and increases thereto) which Note is secured by a Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment dated June 29, 2012, from Elk Creek to Steve Edlund, Trustee, recorded in Book 2032, Page 52, Official Records of Payne County, Oklahoma, as supplemented in a First Supplemental Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment dated December 19, 2013, from AMWD Elk Creek Resources, LLC to Michael K. Sohn, Trustee, recorded in Book 2274, Page 778, Official Records of Payne County, Oklahoma and recorded in Book 2165, Page 694, Official Records of Lincoln County, Oklahoma.

The Elk Creek Note and any and all other indebtedness of Elk Creek to Lender are collectively referred to herein as the "Elk Creek Indebtedness," and the Mortgage and First Supplemental Mortgage referenced above are collectively referred to herein as the "Elk Creek Liens"). Furthermore, all interests, including without limitation, all oil, gas other and mineral interests of Elk Creek, covered by the Elk Creek Liens are collectively referred to as the "Elk Creek Mortgaged Interests."

1.63

Prior Note – RAD2 to MPII.

The term "Prior Note – RAD2 to MPII" shall mean the RAD2 to MPII Indebtedness as more particularly described below.

RAD2 to MPII Indebtedness

1.

That certain promissory note dated June 1, 2012 executed by Azar Minerals, Ltd, (now RAD2) payable to the order of MPII in the original principal sum of Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) (the "RAD2 to MPII Note"), which term includes all subsequent modifications and increases thereto) which Note is secured by a Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment dated June 1, 2012, from RAD2 to A. J. Range, Trustee, recorded in Book 2324, Page 41, Official Records of Logan County, Oklahoma and recorded in Book 2023, Page 981, Official Records of Payne County, Oklahoma (Brittany Wells).

2.

Thereafter, under date of July 30, 2014, Azar Minerals, Ltd., modified the RAD2 to MPII Note by a Modification and Extension Agreement by and between Azar Minerals, Ltd. and MPII, Inc., recorded in Book 2524, Page 425, Official Records of Lincoln County, Oklahoma, and recorded in Book 2201, Page 153, Official Records of Payne County, Oklahoma.

3.

That certain promissory note dated December 20, 2013 executed by Azar Minerals, Ltd, (now RAD2) payable to the order of MPII in the original principal sum of Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) (the "Second RAD2 to MPII Note"), which term includes all subsequent modifications and increases thereto) which Second RAD2 to MPII Note is secured by a Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment dated December 20, 2013 from RAD2 to A. J. Range, Trustee, recorded in Book 238, Page 56, Official Records of Glasscock County, Texas (Apache Wells).

4.

Thereafter, under date of July 30, 2014, Azar Minerals, Ltd., modified the Second RAD2 to MPII Note by a Modification and Extension Agreement by and between Azar Minerals, Ltd. and MPII, Inc., recorded in Book 257, Page 780, Official Records of Glasscock County, Texas.

The RAD2 to MPII Note, the Second RAD2 to MPII Note, and any and all other indebtedness of RAD2 to MPII are collectively referred to herein as the "RAD2 to MPII Indebtedness," and each and every Mortgage referenced above executed by RAD2 or its predecessor, Azar Minerals, Ltd., are collectively referred to as the "RAD2 to MPII Liens"). Furthermore, all interests, including without limitation, all oil, gas and other mineral interests of RAD 2 covered by the RAD 2 to MPII Liens are collectively referred to as the "RAD2 to MPII Mortgaged Interests."

1.64

RAD2.

The term "RAD2" shall mean RAD2 Minerals, Ltd., a Texas limited partnership, f/k/a Azar Minerals, Ltd.

1.65

Restricted Payment.

The term "Restricted Payment" shall mean any cash dividend or other cash distribution with respect to any Equity Interests, or any cash payment on account of the purchase, redemption, retirement, acquisition, cancellation, or termination of any such Equity Interests in the Borrower.

1.66

Security Agreement.

The term "Security Agreement" shall mean all security agreements granting to Lender a security interest in that portion of the personal or movable property, which makes up the Mortgaged Properties that cannot be secured by the Mortgage, and all Collateral howsoever described.

1.67

Share Certificate Pledge.

The term "Share Certificate Pledge" shall mean that certain Certificated Investment Property Pledge Agreement of even date herewith, executed by RAD2 to secure its Guaranty Agreement guaranteeing the payment of certain of the Indebtedness covering the share certificates described therein.

1.68

Title Audit Letter.

The term "Title Audit Letter" shall mean all letters, the form of which has been approved by Lender in its sole discretion, which provides how record title to one or more of the Mortgaged Properties is held since the date of the last Title Opinion, including without limitation, all working and net revenue interests, both before and after payout, and current liens, judgments and/or pending lawsuits covering such Mortgaged Property. Borrower covenants and agrees to obtain Title Audit Letters covering ninety percent (90%) of the value of the Mortgaged Properties.

1.69

Title Opinion.

The term "Title Opinion" shall mean all title and/or division order opinions reflecting how record title to one or more of the Mortgaged Properties is held, including without limitation, all working and net revenue interests, both before and after payment, and current liens, judgments, and/or pending lawsuits, and in a form as approved by Lender in its sole discretion.

1.70

Uncertificated Pledge.

The term "Uncertificated Pledge" shall collectively mean the Uncertificated Pledge DBS, the Uncertificated Pledge-RAD2, and the Uncertificated Pledge-Saxum.

1.71

Uncertificated Pledge - DBS.

The term "Uncertificated Pledge" shall mean that certain Uncertificated Investment Property Pledge Agreement of even date herewith, executed by DBS to secure its Guaranty Agreement guaranteeing the payment of certain of the Indebtedness, covering the investment bank account described therein whose custodian is Frost Bank. As discussed in Section 5.30, DBS shall reserve 935,934 common shares in Borrower on the date hereof (the "DBS Shares") which will be delivered to the investment bank account whose custodian is Frost Bank. In the event Lender forecloses/ exercises its rights under the Uncertificated Pledge – DBS and receives cash proceeds therefrom, the maximum amount of such proceeds that may be applied by Lender to discharge the Indebtedness covered by the Guaranty Agreement executed by DBS and Donnie B. Seay, which may be applied in such manner as Lender determines in its sole discretion, is (i) $4,000,000.00, plus the cash value of the DBS Shares at the time such shares are sold by Lender, plus (ii) all accrued and unpaid interest on the Indebtedness evidenced by the Note, plus (iii) all attorneys' fees and other costs incurred by Lender in the collection of the Indebtedness covered by the Guaranty Agreement executed by DBS.

1.72

Uncertificated Pledge – RAD2.

The term "Uncertificated Pledge-RAD2" shall mean that certain Uncertificated Investment Property Pledge Agreement of even date herewith, executed by RAD2 to Secure its Guaranty Agreement guaranteeing the payment of Certificate of Indebtedness, covering the investment bank account described therein, whose custodian is LPL Financial LLC.

1.73

Uncertificated Pledge - Saxum.

The term "Uncertificated Pledge-Saxum" shall mean that certain Uncertificated Investment Property Pledge Agreement of even date herewith, executed by Saxum to Security Guaranty Agreement guarantee, the payment of certain of the Indebtedness, covering the investment bank account described therein, whose custodian is LPL Financial, LLC.

1.74

Uncertificated Pledge.

The term "Uncertificated Pledge" shall collectively mean the Uncertificated Pledge-DBS, the Uncertificated Pledge-RAD2, and the Uncertificated Pledge-Saxum.

ARTICLE 2 - THE ADVANCE OF THE LOAN

2.1

Commitment of Lender.

Subject to the conditions hereof, and provided that an Event of Default has not occurred, Lender will make the Advance to Borrower in accordance with this Loan Agreement, such Advance to be disbursed in a single advance on the date hereof.

2.2

Conditions to the Advance.

As a condition precedent to the Advance of the Loan hereunder, Borrower must expressly satisfy all of the conditions that are noted by (x) described in Exhibit "B," and provide and execute such other documents, instruments and certificates as Lender may require.

2.3

Intentionally Deleted.

2.4

Intentionally Deleted.

2.5

Conditions Precedent for the Benefit of Lender.

All conditions precedent to the obligation of Lender to make the Advance are imposed hereby solely for the benefit of Lender, and no other party may require satisfaction of any such condition precedent or be entitled to assume that Lender will refuse to make the Advance in the absence of strict compliance with such conditions precedent. All requirements of this Loan Agreement may be waived by Lender, in whole or in part, at any time.

2.6

Approvals and Inspections.

Lender shall not be obligated to make, nor shall Borrower be entitled to, the Advance until such time as Lender shall have received, to the extent requested by Lender, inspection reports, including without limitation, Engineering Reserve Reports and any other item, document or report as required by Lender in its sole and absolute discretion.

ARTICLE 3 - ASSUMPTION OF PRIOR INDEBTEDNESS

AND RENEWAL AND EXTENSION

3.1

Assumption.

Borrower expressly assumes and agrees to pay and perform any and all obligations represented by the Prior Note and the Prior Loan Instruments, and agrees to be bound by all of the terms, conditions, and covenants contained therein, including without limitation, the Prior Liens. Borrower expressly confirms that it is personally liable and obligated (a) for the timely payment, as the same becomes due, of all principal and interest now or hereafter due and payable under the Prior Note until the Prior Note shall have been fully paid and satisfied, and (b) for all other indebtedness now or hereafter existing, whether accrued or contingent, under this Loan Agreement and all other Loan Instruments.

3.2

Release.

RAD2, DBS, Menchaca, and CMM are hereby released from personal liability for payment and performance of all indebtedness and other obligations now or hereafter outstanding under the Prior Note and the other Prior Loan Instruments. It is specifically understood and agreed that (a) no modification or release of Borrower from any personal liability for any indebtedness now or hereafter outstanding under the Prior Note and any Prior Loan Instruments is made or intended to be made hereby, (b) no modification or release of any obligations of any of the undersigned Guarantor which are owing or may hereafter become owing to Lender under any guaranty agreement is made or intended to be made hereby, and (c) no modification or release of any lien currently securing or relating to any of the indebtedness is made or intended to be made hereby and all such liens shall remain and continue to be valid and subsisting in accordance with the face, tenor, effect and reading of the Prior Loan Instruments evidencing the same. Borrower hereby (i) consents to such release of RAD2, DBS, Menchaca, and CMM from personal liability for payment and performance of all indebtedness and other obligations now or hereafter outstanding under the Prior Note and the other Prior Loan Instruments, and (ii) confirms that such release of RAD2, DBS, Menchaca, and CMM from personal liability shall not affect in any manner the joint and several personal liability of Borrower for the full payment and performance of all indebtedness and other obligations now or hereafter outstanding under the Prior Note, and all other Prior Loan Instruments.

3.3

Renewal and Extension.

A portion of the Indebtedness evidenced by the Note renews and extends the unpaid principal balance that Borrower has assumed under the Prior Note, which is secured by the Prior Liens covering the Prior Mortgaged Interests, which constitute certain of the Mortgaged Properties. Obligor acknowledges and agrees that the Prior Liens securing the Prior Note are valid, that they subsist against the Prior Mortgaged Interests, which constitute certain of the Mortgaged Properties, and that by the Mortgage, they are renewed and extended in full force to secure the payment of the Note. Furthermore, the Note is secured by any and all collateral securing the Prior Note in addition to the Collateral, including without limitation, the collateral described in the Prior Loan Instruments. Furthermore Lender is subrogated to any and all rights under the Prior Liens, Prior Note, and Prior Loan Instruments.

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF OBLIGOR

Borrower (except to the extent a specific representation or warranty is made by one [1] or more of Guarantor) hereby represents and warrants as follows:

4.1

Good Standing and Identity.

Borrower is a Nevada corporation, duly organized and in good standing under the Laws of the State of Nevada. Borrower's legal name is reflected in the introductory paragraph of this Loan Agreement. Borrower has the power to own its property and to carry on its business in each jurisdiction in which Borrower operates. Borrower has heretofore delivered to Lender true, correct and complete copies of its Certificate of Incorporation, Bylaws, and Corporate Resolution authorizing this transaction, each as amended (if necessary) to the date hereof.

4.2

Guarantor.

Obligor hereby represents and warrants as follows:

1.

Richard N. Azar, II, Guarantor, is an individual whose full legal residence is in San Antonio, Bexar County, Texas. Guarantor's legal name is correctly reflected herein and in the address section of this Loan Agreement.

2.

Donnie B. Seay, Guarantor, is an individual whose full legal residence is in San Antonio, Bexar County, Texas. Guarantor's legal name is correctly reflected herein and in the address section of this Loan Agreement.

3.

Richard E. Menchaca, Guarantor, is an individual whose full legal residence is in San Antonio, Bexar County, Texas. Guarantor's legal name is correctly reflected herein and in the address section of this Loan Agreement.

4.

RAD2 is a Texas limited partnership, duly organized and in good standing under the Laws of the State of Texas. RAD2's legal name is reflected in the introductory paragraph of this Loan Agreement. RAD2 has the power to own its property and to carry on its business in each jurisdiction in which RAD2 operates. RAD2 has heretofore delivered to Lender true, correct and complete copies of its Certificate of Formation, Partnership Agreement, and LLC Resolution of its General Partner authorizing this transaction, each as amended (if necessary) to the date hereof.

5.

DBS is a Texas limited partnership, duly organized and in good standing under the Laws of the State of Texas. DBS 's legal name is reflected in the introductory paragraph of this Loan Agreement. DBS has the power to own its property and to carry on its business in each jurisdiction in which DBS operates. DBS has heretofore delivered to Lender true, correct and complete copies of its Certificate of Formation, Partnership Agreement, and LLC Resolution of its General Partner authorizing this transaction, each as amended (if necessary) to the date hereof.

6.

Saxum is a Texas limited liability company, duly organized and in good standing under the Laws of the State of Texas. Saxum's legal name is reflected in the introductory paragraph of this Loan Agreement. Saxum has the power to own its property and to carry on its business in each jurisdiction in which Saxum operates. Saxum has heretofore delivered to Lender true, correct and complete copies of its Certificate of Formation, Company Agreement, and LLC Resolution authorizing this transaction, each as amended (if necessary) to the date hereof.

4.3

Common Enterprise.

Borrower and the Guarantor are involved in common business interests and enterprises, and the Guarantor will directly benefit from the Loan extended by Lender to Borrower.

4.4

Authority and Compliance of Borrower.

Borrower has full power and authority to enter into this Loan Agreement, to make the borrowing hereunder, to execute and deliver the Note, to mortgage, pledge, assign the Collateral to Lender, including without limitation, the Mortgaged Properties, and to incur the Indebtedness and Obligations provided for herein, all of which will be duly authorized by all proper and necessary corporate action. The person signing as the representative of Borrower, represents, warrants and covenants to Lender that all authorizations for the transaction contemplated herein have been properly obtained. The execution and delivery of this Loan Agreement by Borrower, the performance by Borrower of all the terms and conditions hereof to be performed by it and the consummation of the transactions contemplated hereby have been, or will be, duly authorized, reviewed, and approved by Borrower. This Loan Agreement has been duly executed and delivered by Borrower and constitutes the valid and binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws.

4.5

Authority and Compliance of Guarantor.

Guarantor represents and warrants that it has full power and authority to enter into this Loan Agreement and execute the Guaranty Agreement and has read, reviewed and approved all Loan Instruments. No consent or approval of any public authority is required as a condition to the validity of this Loan Agreement, the Note, and the Loan Instruments.

4.6

Ownership of Collateral.

Except as to solely the Non-Producing Wells, as of the date of this Agreement, Borrower has good title to the Collateral, including without limitation, the Mortgaged Properties, which is all owned free and clear of liens, claims, judgments, or liabilities excepting liens in favor of Lender or expressly permitted under this Loan Agreement. Borrower will at all times maintain the Collateral, including without limitation, the Mortgaged Properties, real and personal, in good order and repair.

4.7

Obligor Taxes.

Borrower represents and warrants that all income taxes, franchise taxes, ad valorem taxes and other taxes due and payable and which may be owing by Borrower through the date of this Loan Agreement have been paid without contest or dispute prior to becoming delinquent. Guarantor represents and warrants that all income taxes, franchise taxes, ad valorem taxes and other taxes due and payable and which may be owing by Guarantor through the date of this Loan Agreement have been paid without contest or dispute prior to becoming delinquent.

4.8

Mortgaged Properties Taxes.

All ad valorem, property, production, severance and similar taxes and assessments based on or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom on the Mortgaged Properties that are due and payable have been properly paid and all such taxes and assessments which become due and payable shall be properly paid by Borrower on its behalf and as operator of any of the wells drilled or to be drilled under the Mortgaged Properties in which Borrower is the operator.

4.9

Disposition of Mortgaged Properties.

Except as to solely the Non-Producing Wells, there has not been and will not be:

(i)

Any Material Adverse Change in the business, financial condition or results of operations of Borrower which change was not the result of an industry-wide development affecting other companies in the oil or gas industries;

(ii)

Any material damage, destruction or loss to or of the Collateral, including without limitation, the Mortgaged Properties, whether or not covered by insurance;

(iii)

Any sale, lease, mortgage, loss of title, or other disposition of the Collateral, except as permitted by the terms of this Loan Agreement;

(iv)

Any mortgage, pledge or grant of alien or security interest in any of the Collateral, including without limitation, the Mortgaged Properties except as permitted by the terms of this Loan Agreement; or

(v)

Any contract or commitment to do any of the foregoing.

4.10

Contracts.

Exhibit "C," attached hereto and incorporated herein for all purposes, sets forth a list of the following contracts, agreements, plan and commitments to which Borrower is a party or by which Borrower or any of the Mortgaged Properties are bound:

(i)

Any contract, commitment, or agreement that involves aggregate expenditures by Borrower of more than One Hundred Thousand and No/100 Dollars ($100,000.00) per year;

(ii)

Any indenture, trust agreement, loan agreement, escrow or note under which Borrower or Guarantor has outstanding indebtedness, obligations or liabilities for borrowed money;

(iii)

Any lease, sublease, installment purchase or similar arrangement for the use or occupancy of real property (other than the Oil and Gas Leases) that involves aggregate expenditures by Borrower of more than One Hundred Thousand and No/100 ($100,000.00) Dollars per year, together with a list of the location of such leased property, the date of termination of such arrangements, the name of the other party and the annual rental payments required to be made for such arrangements;

(iv)

Any guaranty, direct or indirect, by any affiliate of Borrower of any contract, lease or agreement entered into by Borrower;

(v)

Any agreement of surety, guarantee or indemnification by Borrower or Guarantor; and

(vi)

All Gas Contracts (defined below) and agreements for the transportation for gas affecting the Mortgaged Properties.

(vii)

All authorities for expenditure ("AFEs") in excess of $500,000.00 net to Borrower, received by Borrower and/or the sellers executing the APA after December 30, 2015, regardless of whether Borrower and/or the sellers to the APA have approved, disapproved or not yet responded, with respect to the Mortgaged Properties.

All bills and AFEs relating to all operations of the Mortgaged Properties, including without limitation, joint operations, under any joint operating agreement or other agreements are paid in full as of the date hereof.

4.11

Defects/Personal Property.

To the best of Borrower's knowledge, there are no material defects in the personal property and fixtures, including without limitation, the Equipment, as defined in the APA, to be pledged to Lender pursuant to the terms hereof which would prevent the continued operation of the Mortgaged Properties in accordance with prior practice.

4.12

Royalty.

All royalties (other than royalties held in suspense), rentals and other payments due under the Oil and Gas Leases have been properly and timely paid and accepted, and all conditions necessary to keep the Oil and Gas Leases in force have been fully performed. To the best of Borrower's knowledge, no notices have been received by Borrower of any claim to the contrary and all of the Oil and Gas Leases are in full force and effect.

4.13

Take-or-Pay.

Borrower is not obligated by virtue of any prepayment arrangement under any contract for the sale of hydrocarbons and containing a "take or pay" or similar provision or a production payment or any other arrangement to deliver hydrocarbons produced from the Mortgaged Properties at some future time without then or thereafter receiving full payment therefor, and Borrower has not produced a share of gas greater than its ownership percentage and Borrower is under no obligation to reduce its share of production under any gas balancing agreement or similar contract to allow under-produced parties to come back into balance.

4.14

Compliance With Laws.

All laws, regulations and orders of all governmental agencies having jurisdiction over the Collateral have been and shall continue to be complied with during the terms of the Loan. All Permits in connection with the Mortgaged Properties have been obtained and have been timely, properly and accurately made and will continue to be timely, properly and accurately made. To the knowledge of Borrower, all plugged wells located on the lands covered by the Oil and Gas Leases or lands pooled therewith have been properly plugged and there are no abandoned unplugged wellbores located thereon which good oil field practice would require plugging.

4.15

Oil and Gas Lease Impediment.

To the best of Borrower's knowledge, none of the Oil and Gas Leases is subject to any top leases or reversionary interests, and there exists no unrecorded document or agreement which may result in impairment or loss of Borrower's ability to mortgage, pledge or convey the Collateral, including without limitation, the Mortgaged Properties.

4.16

Basic Documents.

With respect to the "Basic Documents" (defined below):

(i)

Except as to solely the Non-Producing Wells, all of such Basic Documents are in full force and effect and are the valid and legally binding obligations of the parties thereto;

(ii)

Neither Borrower nor Guarantor are in breach or default with respect to any material obligations pursuant to any such Basic Document or any regulations incorporated therein or governing same;

(iii)

All material payments (including, without limitation, royalties, delay rentals, shut-in royalties, and joint interest or other billings under unit or operating agreements) due thereunder have been made by Borrower or will be made by Borrower throughout the term of this Loan;

(iv)

No other party to any Basic Document (or any successor in interest thereto) is in breach or default with respect to any of its material obligations thereunder; and

(v)

Neither Borrower nor any other party to any Basic Document has given or threatened to give notice of any action to terminate, cancel, rescind or procure a judicial reformation of any Basic Document or any provision thereof.

As used herein the term "Basic Documents" shall mean all of the Oil and Gas Leases, contracts for the sale and purchase of gas produced from the Mortgaged Properties (collectively, the "Gas Contracts"), and farmout, dry hole, bottom hole, acreage contribution, purchase and acquisition agreements, area of mutual interest agreements, including without limitation, the AMI Agreement, and joint development, salt water disposal agreements, servicing contracts, easement and/or right-of-way agreements, unitization or pooling agreements and all other material executory contracts and agreements relating to the Mortgaged Properties.

4.17

Gas Contracts.

There are no Mortgaged Properties with respect to which:

(i)

Deliveries of natural gas dedicated to interstate commerce have been terminated or diverted therefrom without there having been obtained an appropriate abandonment orders or other required regulatory approvals; or

(ii)

Borrower is not receiving on a current basis the payments required under the terms of the Gas Contracts; or

(iii)

Borrower is not receiving now, or may not receive for the period of time from the effective date of the information contained in the data furnished by Borrower, the price (per MMBTU) for natural gas reflected in the data furnished by Borrower to Lender.

During the time period from the effective date of the information contained in the data furnished by Borrower to Lender until the Loan is paid in full, no purchaser of natural gas under the Gas Contracts has or shall curtail (other than seasonal curtailment) its takes of natural gas. Furthermore, Borrower covenants and agrees that, if a purchaser of natural gas under the Gas Contracts gives notice (either written or verbal) that such purchaser desires to amend any of the Gas Contracts with respect to price or quantity of deliveries under take-or-pay provisions, Borrower shall not agree to such amendment without the prior written consent of Lender, which may be withheld in Lender's sole discretion.

All Gas Contracts of Borrower are listed on Exhibit "C," attached hereto.

4.18

Regulatory Compliance.

To the best of Borrower's knowledge:

(i)

Borrower, as Operator, has not caused or allowed the generation, treatment, storage, disposal or release of Hazardous Materials on the Mortgaged Properties except in accordance with local, state and federal statutes, ordinances, rules and regulations.

(ii)

The Mortgaged Properties operated by Borrower, and all of the Mortgaged Properties not operated by Borrower have been operated in compliance with all applicable local, state, and federal statutes, ordinances, rules and regulations concerning the handling of Hazardous Materials.

(iii)

Borrower, as Operator, has complied with all laws, regulations and orders of all Governmental Authorities having jurisdiction over the Mortgaged Properties in connection with laws regarding protection of the environment.

(iv)

All material necessary Permits or exemptions have been obtained from Governmental Authorities having jurisdiction over the Mortgaged Properties in connection with laws regarding protection of the environment.

(v)

Borrower has not received notice of any proceeding, claim or lawsuit relating to the breach of any law regarding protection of the environment.

(vi)

No hazardous substance has ever been disposed of on the Mortgaged Properties.

4.19

Litigation.

On the date hereof no suit, action or other proceeding is pending before any court or governmental agency to which Borrower is a party and which might result in impairment or loss of Borrower's title to any part of the Collateral, including without limitation, the Mortgaged Properties, or that might hinder or impede operation of the Mortgaged Properties and to the best of Borrower's knowledge, no such suit, action or other proceeding is threatened. Borrower will immediately notify in writing (certified mail, return receipt requested) Lender of any such proceeding arising at any time in the future.

4.20

Hedging Contracts.

Neither Borrower nor its predecessors in title have entered into any Hedging Contracts regarding the Mortgaged Properties as of the date hereof.

4.21

Financial Statements.

Borrower represents and warrants that the Financial Statements are true, correct and complete as of the dates specified therein and fully and accurately present the financial condition of Obligor and, if required, as of the dates specified. Borrower represents and warrants that no material adverse change has occurred in the financial condition of Obligor since the dates of the Financial Statements provided by Borrower to Lender. Each Guarantor represents and warrants that the Financial Statements provided by such Guarantor are true, correct and complete as of the dates specified therein and fully and accurately present the financial condition of such Guarantor and, if required, as of the dates specified. Each Guarantor represents that no Material Adverse Change has occurred in the financial condition of such Guarantor since the dates of the Financial Statements provided by such Guarantor.

4.22

Suits, Actions, Etc.

Borrower represents and warrants that there are no actions, suits or proceedings pending or threatened in any court or before or by any Governmental Authority against or affecting Borrower, or the Collateral, including without limitation, the Mortgaged Properties, or involving the validity, enforceability, or priority of any of the Loan Instruments, at law or in equity. Borrower represents and warrants that the consummation of the transactions contemplated hereby, and the performance of any of the terms and conditions hereof and of the other Loan Instruments, will not result in a breach of, or constitute a default in, any mortgage, deed of trust, lease, promissory note, loan agreement, credit agreement, partnership agreement, or other agreement to which Borrower is a party or by which Borrower may be bound or affected. Each Guarantor represents and warrants that there are no actions, suits or proceedings pending or threatened in any court or before or by any Governmental Authority against or affecting such Guarantor, or the Collateral, including without limitation, the Mortgaged Properties, or involving the validity, enforceability, or priority of any of the Loan Instruments, at law or in equity. Each Guarantor represents and warrants that the consummation of the transactions contemplated hereby, and the performance of any of the terms and conditions hereof and of the other Loan Instruments, will not result in a breach of, or constitute a default in, any mortgage, deed of trust, lease, promissory note, loan agreement, credit agreement, partnership agreement, or other agreement to which such Guarantor is a party or by which such Guarantor may be bound or affected. Borrower represents and warrants that Borrower is not in default of any order of any court or any requirement of any Governmental Authority. Guarantor represents and warrants that Guarantor is not in default of any order of any court or any requirement of any Governmental Authority.

4.23

Valid and Binding Obligations.

Borrower represents and warrants that all of the Loan Instruments, and all other documents referred to herein to which Borrower is a party, upon execution and delivery, will constitute valid and binding obligations of Borrower, enforceable in accordance with their terms, except as limited by Debtor Relief Laws. Each Guarantor represents and warrants that all of the Loan Instruments, and all other documents referred to herein to which such Guarantor is a party, upon execution and delivery, will constitute valid and binding obligations of such Guarantor, enforceable in accordance with their terms, except as limited by Debtor Relief Laws. Furthermore, Obligor represents and warrants that the legal descriptions of the Mortgaged Properties as set forth in the Mortgages are all valid and enforceable, and all of Borrower's oil and gas leases and oil and gas wells covered by such leases located on the Mortgaged Properties in the State of Texas are listed on Exhibit "A."

4.24

Title to the Collateral.

Except as to solely the Non-Producing Wells, Borrower holds full legal and equitable title to the Collateral, including without limitation, the Mortgaged Properties.

4.25

Solvency.

Borrower represents and warrants that Borrower is solvent as such term is used in applicable bankruptcy, liquidation, receivership, insolvency, or other similar laws. Each Guarantor represents and warrants that Guarantor is solvent as such term is used in applicable bankruptcy, liquidation, receivership, insolvency, or other similar laws.

4.26

Full Disclosure.

Borrower represents and warrants that neither the Financial Statements nor any statements contained in this Loan Agreement, nor any other written data specifically described in this Loan Agreement which has been furnished to Lender by Borrower in connection with this Loan Agreement, contains any material untrue statement of a fact or omits and/or fails to state a material fact necessary in order to make such statements or data not misleading in light of the circumstances under which it was made or furnished. Furthermore, Borrower represents and warrants that there is no fact that Borrower has not disclosed to Lender in writing that could reasonably be expected to result in a Material Adverse Change. Each Guarantor represents and warrants that neither the Financial Statements nor any statements contained in this Loan Agreement, nor any other written data specifically described in this Loan Agreement which has been furnished to Lender by such Guarantor in connection with this Loan Agreement, contains any material untrue statement of a fact or omits and/or fails to state a material fact necessary in order to make such statements or data not misleading in light of the circumstances under which it was made or furnished. Furthermore, each Guarantor represents and warrants that there is no fact that such Guarantor has not disclosed to Lender in writing that could reasonably be expected to result in a Material Adverse Change.

4.27

Environmental and Other Governmental Requirements.

(a) Borrower is conducting its businesses in material compliance with all applicable Governmental Requirements, including without limitation, the Environmental Laws, and has and is in compliance with all licenses and permits required under any such Governmental Requirements; (b) none of the operations or properties of Borrower is the subject of federal, state or local investigation evaluating whether any material remedial action is needed to respond to a release of any Hazardous Materials into the environment or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Materials; (c) Borrower, and to the best of Borrower’s knowledge, no other person or other third party has filed any notice under any Governmental Requirements indicating that Borrower or its predecessor in title to the Mortgaged Properties is responsible for the improper release into the environment, or the improper storage or disposal, of any amount of any Hazardous Materials or that any Hazardous Materials have been improperly released, or are improperly stored or disposed of, upon any property of Borrower; (d) Borrower has not transported or arranged for the transportation of any Hazardous Material to any location which is (i) listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, listed for possible inclusion on such National Priorities List by the Environmental Protection Agency in its Comprehensive Environmental Response, Compensation and Liability Information System List, or listed on any similar state list or (ii) the subject of federal, state or local enforcement actions or other investigations which may lead to claims against any Borrower for clean-up costs, remedial work, damages to natural resources or for personal injury claims (whether under Environmental Laws or otherwise); and (e) Borrower does not have any known contingent liability under any Environmental Laws or in connection with the release into the environment, or the storage or disposal, of any Hazardous Materials. Borrower covenants and agrees that at the time it acquired the Mortgaged Properties that it took all appropriate inquiry into the previous ownership and uses of the Mortgaged Properties and any potential environmental liabilities associated therewith.

4.28

Inducement to Lender.

The representations and warranties contained in the Loan Instruments are made by Borrower, Guarantor, or jointly as Obligor as an inducement to Lender to make the Loan, and Obligor understands that Lender is relying on such representations and warranties and that such representations and warranties shall survive any (a) bankruptcy proceedings involving Obligor, or the Collateral, including without limitation, the Mortgaged Properties, or (b) foreclosure of the Mortgage or (c) conveyance of title to the Mortgaged Properties in lieu of foreclosure of the Mortgage.

4.29

Sale of Production.

To the best of Borrower's knowledge, none of the Mortgaged Properties is subject to any contractual or other arrangement (i) whereby payment for production is or can be deferred for a substantial period after the month in which such production is delivered (in the case of oil, not in excess of 60 days, and in the case of gas, not in excess of 90 days) or (ii) whereby payments are made to Borrower other than by checks, drafts, wire transfer advises or other similar writings, instruments or communications for the immediate payment of money. Furthermore, to the best of Borrower's knowledge, SAVE AND EXCEPT SOLELY the 30 Day Plus Contracts, none of the Mortgaged Properties are subject to any contractual or other arrangement for the sale, processing, or transportation of production (or otherwise related to the marketing of production) which cannot be canceled on thirty (30) days (or less) notice. Additionally, to the best of Borrower's knowledge, all contractual or other arrangements for the sale, processing, or transportation of production (or otherwise related to the marketing of production) are bona fide arm's length transactions made with third parties not affiliated with Borrower. To the best of Borrower's knowledge, Borrower is presently receiving a price for all production from (or attributable to) each of the Mortgaged Properties covered by a production sales contract or marketing contract listed on as Exhibit "C" that is computed in accordance with the terms of such contract, and Borrower is not having deliveries of production from such Mortgaged Properties curtailed substantially below such property's delivery capacity.

4.30

Operation of Mortgaged Properties.

To the best of Borrower's knowledge, the Mortgaged Properties (and all properties unitized therewith) are being and will be maintained, operated, and developed in a good and workmanlike manner, in accordance with prudent industry standards and in conformity with all applicable Governmental Requirements. None of the Mortgaged Properties are subject to having allowable production after the date hereof reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) prior to the date hereof and none of the wells located on the Mortgaged Properties (or properties unitized therewith) are or will be deviated from the vertical more than the maximum permitted by applicable Governmental Requirements, and such wells are bottomed under and producing from, with the well bores wholly within, such unitized properties or the wells are located on appropriately permitted off-lease surface locations and conform to applicable penetration and drainhole regulations covering such off-lease locations.). There are no dry holes, or otherwise inactive wells, located on the Mortgaged Properties or on lands pooled or unitized therewith, except for wells that have been properly plugged and abandoned. To the best of Borrower's knowledge, Borrower has all Permits necessary or appropriate to own and operate the Mortgaged Properties. Borrower has not received notice of any violations in respect of any Permits.

4.31

APA.

To the best of Borrower's knowledge, Borrower has provided Lender copies of all material communications regarding the APA, including without limitation, any amendments or modifications thereto.

4.32

Investment Company Act of 1940.

The Borrower is not an investment company within the meaning of the Investment Company Act of 1940.

4.33

ERISA.

Borrower is in compliance in all respects and will continue to be in compliance in all respects with the applicable provisions of "ERISA" (Employee Retirement Income Security Act of 1974, as amended), and to the best of Borrower's knowledge, no "reportable event" as such term is defined in Section 4043 of ERISA, has occurred with respect to any plan of Borrower.

4.34

Valid and Binding Obligations.

Subject to applicable bankruptcy and insolvency laws, all of the Loan Instruments and all other documents referred to herein to which Obligor is a party, upon execution and delivery, will constitute valid and binding obligations of Obligor, enforceable in accordance with their terms.

4.35

Rights of First Refusal, Consents to Assign, and Reversionary Interests.

Obligor covenants and agrees that no party has any call upon, preferential right or option to purchase, right of first refusal or similar rights under any agreement with respect to the Collateral, including without limitation, the Mortgaged Properties, or to the production therefrom or the proceeds from the sale of such production. Obligor further covenants and agrees that no party has any consent to assign or transfer any of the Mortgaged Properties or any reversionary interests in the Mortgaged Properties.

ARTICLE 5 - COVENANTS OF BORROWER AND GUARANTOR

Borrower and Guarantor, to the extent Guarantor joins in a covenant, hereby covenant and agree as follows:

5.1

Compliance with Governmental Requirements.

Borrower shall timely comply with all Governmental Requirements and deliver to Lender evidence thereof. Borrower assumes full responsibility for the compliance of the Collateral, including without limitation, the Mortgaged Properties with all Governmental Requirements and, notwithstanding any approvals by Lender, Lender shall have no obligation or responsibility whatsoever for any matter incident to the Mortgaged Properties. Immediately upon Borrower's receipt of any notice from a Governmental Authority of noncompliance with any Governmental Requirements, Borrower shall provide Lender with written notice thereof.

5.2

Hedging Contracts.

During the term of the Loan, Borrower shall not enter into any Hedging Contracts without the prior written consent of Lender, which Lender may withhold in its sole and absolute discretion. In the event that Lender gives consent to Borrower to enter into Hedging Contracts, such Hedging Contracts shall be upon such terms as approved by Lender in its sole and absolute discretion.

5.3

IBC Sinking Fund Account.

At all times during the term of this Agreement, Borrower shall maintain the IBC Sinking Fund Account with Lender by which, at the sole discretion of Lender, principal payments of the Note shall be paid, (the "IBC Sinking Fund Account"), and which account shall begin with a balance of $3,360,000.00. The IBC Sinking Fund Account shall be pledged to Lender by such Loan Instruments as required by Lender in Lender's sole and absolute discretion, including without limitation, by the IBC Sinking Fund Account Assignment. No money may be withdrawn from the IBC Sinking Fund Account without the prior written approval of Lender, which may be granted or withheld in the sole discretion of Lender. In the event that the West Texas Properties (defined in Section 7.23) are sold, fifty percent (50%) of the sales proceeds therefrom shall be deposited in the IBC Sinking Fund Account.

5.4

IBC Account.

At all times during the term of this Agreement, Borrower shall maintain the IBC Account with Lender, into which the Advance under the Loan and other funds of Borrower required by Lender, shall be deposited by Borrower. Monthly interest payments of the Note will be taken from the IBC Account except as otherwise permitted by Lender in Lender's sole discretion. If an Event of Default occurs, Lender has the right, in its sole discretion, to place a hold on the IBC Account whereby no money may be withdrawn from the IBC Account without the prior written approval of Lender, which may be withheld in Lender's sole discretion.

5.5

Future IBC Accounts.

Borrower shall ensure that all accounts of Borrower are located at Lender and will be pledged to secure the Note within three (3) days after such accounts are opened unless otherwise approved by Lender in Lender's sole discretion. Upon receipt of oil and gas runs, all such deposits shall be made to the IBC Account. Monthly principal payments of the Note will be taken from the IBC Sinking Fund Account except as otherwise permitted by Lender in Lender's sole discretion. Monthly interest payments of the Note will be taken from the IBC Account except as otherwise permitted by Lender in Lender's sole discretion.

5.6

Inspection of the Mortgaged Properties.

Borrower shall permit Lender, the Engineer, any Governmental Authority, and their agents and representatives, to enter upon the Mortgaged Properties for the purpose of inspection of the Mortgaged Properties and such materials at all times required by Lender. Furthermore, with respect to the Collateral, Borrower shall permit Lender and its agents to inspect the Collateral, other than the Mortgaged Properties, at all times as required by Lender.

5.7

Notices by Governmental Authority, Casualty, Condemnation.

Borrower shall timely comply with and promptly furnish to Lender true and complete copies of any official notice or claim by any Governmental Authority pertaining to the Mortgaged Properties. Borrower shall promptly notify Lender of any fire or other casualty or any notice of taking or eminent domain action or proceeding affecting the Mortgaged Properties, or the threat of any such action or proceeding of which Borrower becomes aware.

5.8

Costs and Expenses.

Borrower shall pay when due all costs and expenses required by this Loan Agreement, including, without limitation, (a) all taxes and assessments applicable to the Mortgaged Properties, (b) all fees for filing or recording the Loan Instruments, (c) all fees and expenses of counsel to Lender, (d) all title examination and Title Audit Letter charges, and (e) all other costs and expenses payable to third parties incurred by Lender in connection with the consummation of the transactions contemplated by this Loan Agreement.

5.9

Defense of Actions.

Lender may (but shall not be obligated to) commence, appear in, or defend any action or proceeding purporting to affect the Loan, the Mortgaged Properties or the respective rights and obligations of Lender and Borrower pursuant to this Loan Agreement. Lender may (but shall not be obligated to) pay all necessary expenses, including attorneys' fees and expenses incurred in connection with such proceedings or actions, which Borrower agrees to repay to Lender.

5.10

Payment of Claims.

Borrower shall promptly pay or cause to be paid when due all costs and expenses incurred in connection with the Collateral, including without limitation, the Mortgaged Properties, and Borrower shall keep the Mortgaged Properties free and clear of any lien, charge, or claim other than the encumbrances of the Mortgage and other liens approved in writing by Lender in advance in its sole discretion.

5.11

Payment of Taxes and Other Indebtedness.

Borrower will pay and discharge (i) all taxes imposed upon it or upon its income or profits, or upon any assets or properties belonging to it, before delinquent, (ii) all lawful claims, including claims for labor, materials and supplies), which, if unpaid, might become a lien upon any of its assets or properties, and (iii) all of its other indebtedness, except as prohibited hereunder; provided, however, that Borrower shall not be required to pay any such tax, if and so long as the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and appropriate accruals and reserves therefor have been duly and properly established.

5.12

Maintenance of Existence and Rights; Conduct of Business.

Borrower will preserve and maintain its existence and all of its rights and privileges necessary or desirable in the normal conduct of its business, and conduct its business in an orderly and efficient manner consistent with good business practices and in accordance with all valid regulations and order of any Governmental Authority. Borrower will operate the Mortgaged Properties in a prudent and business like manner.

5.13

Compliance with All Agreements Covering the Mortgaged Properties.

Borrower shall timely comply with the requirements of all agreements covering the Mortgaged Properties, including without limitation, the Basic Documents and the Gas Contracts (collectively, the "Mortgaged Properties Agreements") and deliver to Lender evidence thereof as requested by Lender, including without limitation, contracts, operating agreements, Oil and Gas Leases, etc. Borrower assumes full responsibility for the satisfaction of the terms and conditions of the Mortgaged Properties Agreements. Lender shall have no obligation or responsibility whatsoever for the Mortgaged Properties Agreements, or any other matter incident to the Mortgaged Properties Agreements. Immediately upon Borrower's receipt of any notice from the any party to the Mortgaged Properties Agreements besides Borrower of noncompliance with any requirements of any of the Mortgaged Properties Agreements, Borrower shall promptly provide Lender with written notice thereof.

5.14

Compliance with Loan Instruments.

Borrower will promptly comply with any and all covenants and provisions of this Loan Agreement, the Note and all of the Loan Instruments. Guarantor will comply with the covenants and provisions of the Loan Agreement applicable to Guarantor and with the covenants and provisions of the Guaranty Agreement and any pledge agreements executed by Guarantor.

5.15

Compliance with Material Agreements.

Obligor will comply in all respects with all material agreements, indentures, mortgages, deeds of trust or documents binding on it or affecting its assets, properties or business.

5.16

Operations and Properties.

Obligor will act prudently and in accordance with customary industry standards in managing or operating its assets, properties, business and investments; Obligor will keep in good working order and condition, ordinary wear and tear excepted, all of its assets and properties which are necessary to the conduct of its business.

5.17

Books and Records; Access.

Obligor will give any representative of Lender access during all hours to, and permit such representative to examine, copy or make excerpts from, any and all books, records and documents in the possession of Obligor and relating to its affairs, and to inspect any of the assets or properties of Obligor. Obligor will maintain complete and accurate books and records of its transactions in accordance with good accounting practices.

5.18

Compliance with Law.

Obligor will comply with all applicable laws and all orders of any Governmental Authority applicable to it or any of its assets or properties, business operations or transactions.

5.19

Insurance.

Obligor will maintain the Insurance Policies against such casualties, risks and contingencies, and in such types and amounts as are consistent with customary practices and standards of companies engaged in similar businesses and as may be required by Lender.

5.20

Current Financial Statements.

Obligor shall (1) on or before the fifteenth (15th) day following the end of each calendar quarter, deliver or cause to be delivered to Lender current Financial Statements, Lease Operating Statements, and income and expenses of the Mortgaged Properties for the immediately preceding calendar quarter all in a form approved by Lender in its sole discretion, (2) on or before the one hundred and twentieth (120th) day following the end of each calendar year, deliver or cause to be delivered to Lender then current Financial Statements of Obligor audited by a third party accounting firm/company approved by Lender in accordance with Generally Accepted Accounting Principles, (3) within one hundred twenty (120) days following the end of each calendar year, the Obligor shall deliver to the Lender copies of its tax returns, and (4) from time to time, as Lender may request, deliver to Lender additional Financial Statements of Obligor.

5.21

Tax Receipts.

Borrower shall furnish Lender with receipts or tax statements marked "Paid" to evidence the payment of all taxes levied on the Mortgaged Properties on or before thirty (30) days prior to the date such taxes become delinquent.

5.22

Loan Participations.

Obligor acknowledges and agrees that Lender may, from time to time, sell or offer to sell interests in the Loan and the Loan Instruments to one or more participants. Obligor authorizes Lender to disseminate any information it has pertaining to the Loan, including, without limitation, complete and current credit information on Obligor, or any of its principals, to any such participant or prospective participant.

5.23

Notice of Litigation, Claims and Financial Change.

Borrower shall promptly inform Lender of (a) any litigation against Obligor or affecting the Mortgaged Properties, which, if determined adversely, might have a Material Adverse Change upon the financial condition of Obligor, or upon the Mortgaged Properties, or might cause an Event of Default, (b) any claim or controversy which might become the subject of such litigation, and (c) any Material Adverse Change in the financial condition of Borrower. Each Guarantor shall promptly inform Lender of (a) any litigation against such Guarantor, which, if determined adversely, might have a Material Adverse Change upon the financial condition of such Guarantor, or might cause an Event of Default, (b) any claim or controversy which might become the subject of such litigation, and (c) any Material Adverse Change in the financial condition of such Guarantor.

5.24

Hold Harmless.

Borrower shall defend, at its own cost and expense, and hold Lender harmless from, any proceeding or claim in any way relating to the Mortgaged Properties or the Loan Instruments. All costs and expenses incurred by Lender in protecting its interests hereunder, including all court costs and attorneys' fees and expenses, shall be borne by Borrower. The provisions of this Section shall survive the payment in full of the Loan and all other indebtedness secured by the Mortgage and the release of the Mortgage as to events occurring and causes of action arising before such payment and release.

5.25

Hazardous Materials; Environmental Reviews.

(a)

Borrower will (i) comply in all respects with all Environmental Laws now or hereafter applicable to Borrower and all contractual obligations and agreements with respect to environmental remediation or other environmental matters, (ii) obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations and maintain such authorizations in full force and effect. Borrower will not do anything or permit anything to be done which will subject any of the Mortgaged Properties to any remedial obligations under, or result in noncompliance with applicable permits and licenses issued under, any applicable Environmental Laws, assuming disclosure to the applicable Governmental Authorities of all relevant facts, conditions and circumstances. Upon Lender's request, at any time and from time to time, Borrower will provide at its own expense an environmental inspection of any of the Mortgaged Properties and audit of its environmental compliance procedures and practices, in each case from an engineering or consulting firm approved by Lender, including without limitation, the Engineer. Borrower will promptly furnish to Lender all written notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings received by Borrower, or of which it has notice, pending or threatened against Borrower, by any Governmental Authority with respect to any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations in connection with its ownership or use of its properties or the operation of its business if the Borrower reasonably anticipates that such action will result in liability. Borrower will promptly furnish to Lender all requests for information, notices of claim, demand letters, and other notifications, received by Borrower in connection with its ownership or use of the Mortgaged Properties or the conduct of its business, relating to potential responsibility with respect to any investigation or clean-up of Hazardous Material at any location.

(b)

Borrower shall not cause or suffer any liens to be recorded against the Mortgaged Properties as a consequence of, or in any way related to, the presence, remediation or disposal of Hazardous Material in or about the Mortgaged Properties, including any state, federal or local so-called "Superfund" lien relating to such matters.

(c)

Borrower shall at all times retain any and all liabilities arising from the presence, handling, treatment, storage, transportation, removal or disposal of Hazardous Materials on the Mortgaged Properties. Regardless of whether any Event of Default shall have occurred and be continuing or any remedies in respect of the Mortgaged Properties are exercised by Lender, Borrower shall defend, indemnify and hold harmless Lender from and against any and all liabilities (including strict liability), suits, actions, claims, demands, penalties, damages (including, without limitation, lost profits, consequential damages, interest, penalties, fines and monetary sanctions), losses, costs or expenses (including, without limitation, attorneys' fees and expenses, and remedial costs) (the foregoing are hereinafter collectively referred to as "Liabilities") which may now or in the future (whether before or after the culmination of the transactions contemplated by this Loan Agreement) incurred or suffered by Lender by reason of, resulting from, in connection with, or arising in any manner whatsoever out of the breach of any warranty or covenant or the inaccuracy of any representation of Borrower contained or referred to in this Section or elsewhere in this Loan Agreement or which may be asserted as a direct or indirect result of the presence on or under, or escape, seepage, leakage, spillage, discharge, emission, or release from the Mortgaged Properties of any Hazardous Materials or arise out of or result from the environmental condition of the Mortgaged Properties or the applicability of any Governmental Requirements relating to Hazardous Materials, whether or not occasioned wholly or in part by any condition, accident or event caused by any act or omission of Lender.

Such Liabilities shall include, without limitation: (i) injury or death to any person; (ii) damage to or loss of the use of any Mortgaged Properties; (iii) the cost of any repair or remediation and the preparation of any activity required by any Governmental Authority; (iv) any lawsuit brought or threatened, good faith settlement reached, or governmental order relating to the presence, disposal, release or threatened release of any Hazardous Material on, from or under the Mortgaged Properties; (v) the imposition of any lien on the Mortgaged Properties arising from the activity of Borrower or Borrower’s predecessors in interest on the Mortgaged Properties or from the existence of Hazardous Materials upon the Mortgaged Properties; and (vi) any Environmental Event.

The covenants and agreements contained in this Section shall survive the consummation of the transactions contemplated by this Loan Agreement.

5.26

Government Regulation.

Borrower shall not: (1) be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits Lender from making any advance or extension of credit to Borrower or from otherwise conducting business with Borrower, or (2) fail to provide documentary and other evidence of Borrower's identity as may be requested by Lender at any time to enable Lender to verify Borrower's identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

5.27

USA PATRIOT ACT NOTIFICATION.

The following notification is provided to Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for Borrower: When Borrower opens an account, if Borrower is an individual Lender will ask for Borrower's name, taxpayer identification number, residential address, date of birth, and other information that will allow Lender to identify Borrower, and if Borrower is not an individual Lender will ask for Borrower's name, taxpayer identification number, business address, and other information that will allow Lender to identify Borrower. Lender may also ask, if Borrower is an individual to see Borrower's driver's license or other identifying documents, and if Borrower is not an individual to see Borrower's legal organizational documents or other identifying documents.

5.28

Subordinate Financing.

Borrower shall not have the right to further encumber the Mortgaged Properties or any other real or personal Mortgaged Properties pledged to Lender in connection with the Loan.

5.29

Further Acts.

Borrower shall execute and deliver all such financing statements, security agreements, and such other instruments and documents as Lender may request on or before ten (10) days after such request is made by Lender to Borrower in order to perfect Lender's security interests in and upon the Collateral. Borrower shall at all times do, make, execute, deliver, record, register or file all such instruments, acts, pledges, assignments and transfers (or cause the same to be done) and shall deliver to Lender such instruments constituting or evidencing the collateral securing the Loan as Lender may request, to better assure Lender with respect to the security interests granted to it under the documents in connection with the Loan.

5.30

Security Interests in Guarantor's Common Stock in Borrower and No Sales of Common Stock Pledged.

Obligor covenants and agrees that each Guarantor shall not pledge nor permit a security interest in its Common Stock in Borrower that has been pledged as collateral to secure the Loan, which Common Stock in Borrower constitutes at least seventy-five percent (75%) of each Guarantor's Common Stock in Borrower during the term of this Loan. There shall be no transfer or sale of any Common Stock of Borrower owned by Guarantor and pledged to Lender without the prior written consent of Lender, which may be withheld in Lender's sole and absolute discretion.

A.

With respect to RAD2, Richard N. Azar, II and RAD2 covenant and agree that RAD2 has pledged 3,120,606 common shares in Borrower to Lender.

B.

With respect to DBS, Donnie B. Seay and DBS covenant and agree that DBS has pledged 935,934 common shares in Borrower to Lender.

C.

With respect to Saxum, Richard Menchaca and Saxum covenant and agree that Saxum has pledged 673,392 common shares in Borrower to Lender.

5.31

Corporate Compliance.

Borrower covenants and agrees to comply with all terms and conditions of the corporate documents of Borrower.

5.32

No Restricted Payments.

Obligor covenants and agrees that Borrower shall not make any Restricted Payments to any Person during the term of this Loan without the prior written consent of Lender, which may be withheld in in Lender's sole and absolute discretion. In the event that Lender permits the sale of certain of the Mortgaged Properties, no distributions of the proceeds from such sale shall be permitted, as such funds may only be used as Lender permits, including without limitation, as a principal pay down of the Loan.

5.33

Revisions to the Corporate Documents.

Borrower covenants and agrees that there will be no revisions, changes or amendments to the corporate documents of Borrower without the prior written consent of Lender which may be withheld in Lender's sole discretion.

5.34

Indemnity of Lender.

BORROWER COVENANTS AND AGREES TO FULLY INDEMNIFY AND HOLD HARMLESS, LENDER FROM AND AGAINST ANY AND ALL COSTS, CLAIMS, LIENS, DAMAGES, LOSSES, EXPENSES, FEES, FINES, PENALTIES, PROCEEDINGS, ACTIONS, DEMANDS, CAUSES OF ACTION, LIABILITY AND SUITS OF ANY KIND AND NATURE, INCLUDING BUT NOT LIMITED TO, PERSONAL OR BODILY INJURY, DEATH AND PROPERTY DAMAGE, MADE UPON THE LENDER, DIRECTLY OR INDIRECTLY ARISING OUT OF, RESULTING FROM OR RELATED TO BORROWER'S ACTIVITIES UNDER THIS LOAN AGREEMENT, INCLUDING ANY ACTS OR OMISSIONS OF BORROWER , ANY AGENT, OFFICER, DIRECTOR, REPRESENTATIVE, EMPLOYEE, CONSULTANT, OF BORROWER, AND ITS RESPECTIVE OFFICERS, AGENTS, EMPLOYEES, DIRECTORS AND REPRESENTATIVES WHILE IN THE EXERCISE OR PERFORMANCE OF THE RIGHTS OR DUTIES UNDER THIS LOAN AGREEMENT.

IT IS FURTHER COVENANTED AND AGREED THAT SUCH INDEMNITY SHALL APPLY EVEN WHERE SUCH COSTS, CLAIMS, LIENS, DAMAGES, LOSSES, EXPENSES, FEES, FINES, PENALTIES, ACTIONS, DEMANDS, CAUSES OF ACTION, LIABILITY AND/OR SUITS ARISE IN ANY PART FROM THE NEGLIGENCE OF LENDER UNDER THIS LOAN AGREEMENT. THE PROVISIONS OF THIS INDEMNIFICATION AGREEMENT ARE SOLELY FOR THE BENEFIT OF THE PARTIES HERETO AND NOT INTENDED TO CREATE OR GRANT ANY RIGHTS, CONTRACTUAL OR OTHERWISE, TO ANY OTHER PERSON OR ENTITY. BORROWER SHALL PROMPTLY ADVISE LENDER IN WRITING OF ANY CLAIM OR DEMAND AGAINST THE LENDER OR BORROWER KNOWN TO BORROWER RELATED TO OR ARISING OUT OF BORROWER'S ACTIVITIES UNDER THIS LOAN AGREEMENT AND SHALL SEE TO THE INVESTIGATION AND DEFENSE OF SUCH CLAIM OR DEMAND AT BORROWER'S COST. LENDER SHALL HAVE THE RIGHT, AT ITS OPTION AND AT ITS OWN EXPENSE, TO PARTICIPATE IN SUCH DEFENSE WITHOUT RELIEVING BORROWER OF ANY OF THEIR OBLIGATIONS UNDER THIS PARAGRAPH.

IT IS THE EXPRESS INTENT OF THE PARTIES TO THIS LOAN AGREEMENT THAT THE INDEMNITY PROVIDED FOR IN THIS SECTION IS AN INDEMNITY EXTENDED BY BORROWER TO INDEMNIFY, PROTECT AND HOLD HARMLESS THE LENDER FROM THE CONSEQUENCES OF THE LENDER'S OWN NEGLIGENCE. BORROWER FURTHER AGREE TO DEFEND, AT THEIR OWN EXPENSE, AND ON BEHALF OF THE LENDER AND IN THE NAME OF THE LENDER, ANY CLAIM OR LITIGATION BROUGHT AGAINST THE LENDER IN CONNECTION WITH ANY SUCH INJURY, DEATH OR DAMAGE FOR WHICH THIS INDEMNITY SHALL APPLY, AS SET FORTH ABOVE.

THE COVENANTS AND AGREEMENTS CONTAINED IN THIS SECTION SHALL SURVIVE THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS LOAN AGREEMENT.

5.35

Engineer Reserve Report.

On June 30 (with such report relating back to reserves as of April 1) and December 30 (with such report relating back to reserves as of October 1) of each year, beginning December 30, 2016, Borrower covenants and agrees to provide an Engineering Reserve Report prepared by the Engineer to verify and evaluate the oil and gas reserves of the Mortgaged Properties for the preceding six month period. This report is subject to the approval of Lender, shall take into account any "over-produced" status under gas balancing arrangements, and shall contain information and analysis comparable in scope to that contained in the initial Engineering Report dated as of April 1, 2016. This report shall project monthly production volumes attributable to the Mortgaged Properties and interests. With such report, Borrower shall provide Lender with an accompanying report on property sales, property purchases, and changes in categories, both in form and scope as the Engineering Report. Furthermore, Borrower agrees to pay to Lender an engineering fee of $10,000.00 per year, the first such fee to be paid on October 1, 2016, and subsequent annual fees shall be paid on the same date each year thereafter until the Note is paid in full.

5.36

Good Standing.

Borrower covenants and agrees to maintain the existence and good standing of Borrower, including without limitation, in the States of Nevada, Texas, and Oklahoma, during the term of the Loan.

Richard N. Azar covenants and agrees to maintain the existence and good standing of RAD2 Minerals, Ltd. , including without limitation, in the State of Texas, during the term of the Loan.

Donnie B. Seay covenants and agrees to maintain the existence and good standing of DBS Investments, Ltd. , including without limitation, in the State of Texas, during the term of the Loan.

Richard E. Menchaca covenants and agrees to maintain the existence and good standing of Saxum Energy, LLC, including without limitation, in the State of Texas, during the term of the Loan.

5.37

Mortgaged Properties.

Borrower covenants and agrees at Lender's request and in no event less frequently than semi-annually on January 1 and July 1 of each year to (i) furnish Lender with any notices or information it receives with respect to any federal or state agency audits regarding the pricing or marketing of oil or gas produced and sold from any of the Mortgaged Properties, (ii) furnish to Lender a report in a form and substance satisfactory to Lender all well information, production history, electrical logs, and other data available to Borrower that may have a bearing upon the value of the Mortgaged Properties, including without limitation, quantities of oil and/or gas sold by barrels and MCF's, dollar amounts received for said oil and/or gas, average price per barrel of oil and/or MCF of gas for said oil and/or gas, and such other information as Lender may request (iii) furnish to Lender any information received by Borrower that affects the value of any of the Mortgaged Properties, (iv) furnish to Lender upon its request copies of any reports available to Borrower which are filed with regulatory agencies having jurisdiction of the Mortgaged Properties; and (v) pay all taxes and other costs pertaining to the Mortgaged Properties. Furthermore, in the event Borrower acquires additional interests in any of the Mortgaged Properties or renewals, extensions, or new Oil and Gas Leases covering any of the Mortgaged Properties, Borrower covenants and agrees to notify Lender of such acquisitions on or before three (3) days after such acquisition and deliver to Lender upon its request such supplemental Mortgage or other instruments which Lender may require in order to subject such additional or new interests to the terms of the Mortgage or to a new mortgage on or before five (5) days after Borrower obtains such additional interests and/or Oil and Gas Leases.

5.38

Performance of Obligations.

Borrower will maintain in full force and effect all Oil and Gas Leases, contracts, servitudes, and other agreements regarding any of the Mortgaged Properties, and Obligor will timely perform all of its obligations thereunder. Borrower will properly and timely pay all rents, royalties, and other payments due and payable under any such Oil and Gas Leases, contracts, servitudes, and other agreements, or otherwise attendant to its ownership or operation of any such Mortgaged Properties. Borrower will promptly notify Lender of any claim that Borrower is obligated to account for any royalties, or overriding royalties or other payments out of production, on a basis (other than delivery in kind) less favorable to Borrower than proceeds received by Borrower (calculated at the well) from sale of production.

5.39

Representations and Warranties.

At all times that this Loan Agreement is in effect (and not just at, and as of, the times such representations and warranties are made), all representations and warranties in Article 4 hereof shall remain true and correct.

5.40

Cash Flow Test.

Borrower covenants and agrees to meet the requirements of the Cash Flow Test during the term of the Loan. If at any time the Loan does not meet the requirements of the Cash Flow Test, Borrower shall either (i) pledge or cause to be pledged Additional Collateral acceptable to Lender or provide additional security or guaranties, all by instruments satisfactory in execution, form, and substance to Lender, or (ii) pay down the outstanding principal balance of the Note to bring the Loan into compliance with the herein described requirements within fifteen (15) days after notice thereof from Lender. Failure to bring the Loan into compliance to Lender's satisfaction in its sole and absolute discretion within such fifteen (15) day time period shall constitute an Event of Default hereunder, and Lender shall be entitled to enforce all remedies under the Loan Instruments in equity and at law. Testing of the Cash Flow Test shall be administered semi-annually on June 30 and December 30 of each year; with the first Cash Flow Test to be administered on June 30, 2017, however, it may also occur from time to time and at any time in Lender's sole discretion.

5.41

Loan to Value Determination Base.

Borrower covenants and agrees that it shall not exceed the Loan to Value Determination Base during the term of the Loan. Testing of the Loan to Value Determination Base shall be administered semi-annually on June 30 and December 30 of each year; with the first Loan to Value Determination Base to be tested on December 30, 2016, however, it may also occur from time to time at any time in Lender's sole discretion. If at any time the outstanding principal balance of the Note exceeds the Loan to Value Determination Base, the Borrower shall either (i) pledge or cause to be pledged Additional Collateral acceptable to Lender or provide additional security or guaranties, all by instruments satisfactory in execution, form, and substance to Lender, or (ii) pay down the outstanding principal balance of the Note to bring the Note into compliance with the herein described requirements within fifteen (15) days after written notice thereof from Lender. Failure to bring the Note into compliance to Lender's satisfaction in its sole discretion within such fifteen (15) day time period shall constitute, at the option of Lender, an Event of Default hereunder and Lender shall be entitled to enforce all remedies under the Loan Instruments, in equity and at law.

5.42

Shares of Borrower and Underwriting Fee.

As of the date of this Loan Agreement, Borrower has issued 15,139,351 shares of common stock in Borrower.  Borrower will issue to Lender the sum of 390,290 common shares of Borrower September 2, 2016, which share amount constitutes approximately 2.6% of the outstanding shares of Borrower. The delivery of 390,290 common shares of Borrower (the “Underwriting Shares”) constitutes an underwriting fee to Lender for the Loan.

Lender is an “accredited investor,” as such term is defined in Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and will acquire the Underwriting Shares for its own account and not with a view to a sale or distribution thereof as that term is used in Section 2(a)(11) of the Securities Act, in a manner which would require registration under the Securities Act or any state securities laws. Lender has such knowledge and experience in financial and business matters that Lender is capable of evaluating the merits and risks of the Underwriting Shares. Lender can bear the economic risk of the Underwriting Shares, has knowledge and experience in financial business matters and is capable of bearing and managing the risk of investment in the Underwriting Shares. Lender recognizes that the Underwriting Shares have not been registered under the Securities Act, nor under the securities laws of any state and the certificates evidencing such shares will include a legend stating the same, and, therefore, cannot be resold unless the resale of the Underwriting Shares is registered under the Securities Act or unless an exemption from registration is available. Lender has carefully considered and has, to the extent Lender believes such discussion necessary, discussed with its professional, legal, tax and financial advisors, the suitability of an investment in the Underwriting Shares for its particular tax and financial situation and its advisers, if such advisors were deemed necessary, and has determined that the Underwriting Shares are a suitable investment for it.  The Lender has not been offered the Underwriting Shares by any form of general solicitation or advertising, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast or any seminar or meeting where, to Lender’s knowledge, those individuals that have attended have been invited by any such or similar means of general solicitation or advertising. Lender has had an opportunity to ask questions of and receive satisfactory answers from Borrower, or any person or persons acting on behalf of Borrower, concerning the terms and conditions of the Underwriting Shares and Borrower, and all such questions have been answered to the full satisfaction of Lender. Borrower has not supplied Lender any information regarding the Underwriting Shares or an investment in the Underwriting Shares other than as contained in this Loan Agreement, and Lender is relying on its own investigation and evaluation of the Borrower and the Underwriting Shares and not on any other information.

5.43

Additional Collateral.

Borrower covenants and agrees that all assets of Borrower, including without limitation, all Collateral which Borrower now owns and will own in the future SAVE AND EXCEPT the Outside Mineral Interests, will be pledged by Borrower to Lender to secure the Loan, including without limitation, the Assets, as defined in the APA. In that regard, neither Borrower nor any Affiliate of Borrower may obtain Additional Collateral without the prior written consent of Lender, which may be withheld in Lender's sole discretion. If and when Borrower or any Affiliate of Borrower acquires Additional Collateral, including without limitation, additional mineral interests in the Mortgaged Properties that Borrower already owns an interest, after written approval by Lender upon such terms and conditions as Lender may require in its sole discretion, Borrower covenants and agrees to pledge such interests to Lender by a supplemental Mortgage and other instruments which Lender may require upon such terms as required by Lender in its sole and absolute discretion on or before three (3) days after Borrower acquires such interests. Before granting any Mortgage liens in such interests, Borrower will furnish Lender with title opinions and other title evidence in form, substance, and authorship satisfactory to Lender and such other due diligence items as required by Lender. Furthermore, Borrower will furnish Lender a written description, analysis, and professional evaluation in a report acceptable to Lender (a "Supplemental Collateral Report") of any additional Collateral (collectively, "Additional Collateral") that Borrower intends to acquire. Lender may evaluate such Supplemental Collateral Report and in conjunction with such evaluation, conduct a full credit analysis of Borrower and the existing Collateral and/or Additional Collateral. Borrower agrees to pay the cost and expense associated with Lender's evaluation of the Supplemental Collateral Report. Such additional acquired interest shall be used in all testing conducted hereunder by Lender to ensure Borrower is in compliance with its covenants under this Loan Agreement.

5.44

Oil and Gas Leases.

Borrower shall timely comply with all requirements of the Oil and Gas Leases and deliver to Lender written evidence thereof. Borrower assumes full responsibility for the satisfaction of the terms and conditions of the Oil and Gas Leases. Lender shall have no obligation or responsibility whatsoever for the Oil and Gas Leases, or any other matter incident to the Oil and Gas Leases. Immediately upon Borrower's receipt of any material notice regarding the Oil and Gas Leases, including without limitation, a default of the Oil and Gas Leases by either Borrower or the lessor, Borrower shall provide Lender with written notice thereof within three (3) days of the date of the receipt of such notice by Borrower. There shall be no amendments to the Oil and Gas Leases without the prior written consent of Lender, which may be withheld in Lender's sole discretion.

5.45

Negative Covenants.

A.

Without the prior written consent of Lender, Borrower will not incur any other debt in excess of One Hundred Thousand and No/100 Dollars ($100,000.00) per year and in the aggregate, and with respect to such other debt, violate or fail to comply with any covenants or obligations that would constitute a default thereof..

B.

Borrower will use Generally Accepted Accounting Principles for its accounting and make available to Lender all matters, functions, calculations, and methods regarding its accounting and will not make any change in its current accounting method nor change its present fiscal year.

C.

Borrower will not make any substantial change in the nature of its business as now conducted, nor change the management of Borrower or engage in any other business not reasonably related to Borrower's business as presently and normally conducted.

D.

Borrower will not reorganize, merge, or affiliate with any other entity without the prior consent of Lender, and Borrower will not change the present positions of Anthony C. Schnur and Richard N. Azar, II without the prior written consent of Lender.

E.

Borrower will not sell, contract to sell, convey, assign, transfer, mortgage, pledge, hypothecate, encumber, or in any way alienate any interest in the Collateral, including without limitation, the Mortgaged Properties, including without limitation, the income or proceeds of production therefrom, without the prior written consent and approval of Lender, which may be withheld in Lender's sole and absolute discretion.

F.

Obligor shall not become a guarantor or surety of, or otherwise become or be responsible in any manner with respect to any loan or other undertaking of another, or make or permit to exist any loans or advances to a third party.

G.

Without the prior written consent of Lender, the maximum General and Administrative Expenses of Borrower, as determined by Lender in its sole discretion, shall not exceed $233,333.00 per month nor in the aggregate, $2,800,000.00 annually based on Borrower’s fiscal year (the “G&A Caps”). On August 25, 2017, and every August 25 thereafter during the term of this Loan (each a "G&A Determination Date"), Lender shall evaluate what should be the maximum monthly and annual General and Administrative Expenses of the Borrower based on the totality of Borrower's financial well-being. On or before the G&A Determination Date, after Lender's evaluation of the General and Administrative Expenses and Borrower's financial well-being, including without limitation, review of written documentation provided by Borrower and discussions with Borrower, Lender shall deliver to Borrower in writing the maximum monthly and annual General and Administrative Expenses of Borrower through the next G&A Determination Date. There will be no change to the maximum monthly and annual General and Administrative Expenses without the prior written consent of Lender, which may be withheld in Lender's sole and absolute discretion. Notwithstanding the foregoing, Borrower may pay cash bonuses (“Bonus Payments) to Borrower’s directors, officers, and employees (each actual recipient a “Bonus Recipient” and all such actual recipients the “Bonus Recipients”), even if such payments exceed the G&A Caps, so long as: (1) the Bonus Payments during any one Borrower fiscal year to any Bonus Recipient does not exceed $100,000.00, and (2) the Bonus Payments during any one Borrower fiscal year to all of the Bonus Recipients do not exceed $500,000.00.

H.

Borrower shall not knowingly grant, suffer, or permit liens on or security interest in the Collateral, including without limitation, the Mortgaged Properties, or fail to promptly pay all lawful claims, whether for labor, materials, or otherwise.

5.46

APA

Borrower shall promptly provide Lender copies of all material communication in relation to the APA, including without limitation, any settlement statement for the sale of the Assets.

5.47

Transactions with Affiliates.

Borrower shall not directly or indirectly enter into any transaction (including without limitation, the sale, lease, or exchange of the Mortgaged Properties or the rendering of service) with any of its Affiliates, other than upon fair and reasonable terms no less favorable than could be obtained in an arms length transaction with Persons which are not an Affiliate.

5.48

Management.

Borrower shall not make or permit any change in the employment, position, or scope of duties of any member of its senior management staff, which are deemed to be Anthony C. Schnur and Richard N. Azar, II, except changes resulting from death or disability. Anthony C. Schnur shall remain the President and Chief Executive Officer of Borrower and Richard N. Azar, II shall remain the Executive Director and Chairman of the Board of Directors of Borrower unless otherwise approved by Lender in its sole discretion.

5.49

Net Worth.

In the event that the tangible net worth of Borrower as shown on the Financial Statements delivered to Lender is $30,000,000.00 or less, such event shall constitute, at the option of Lender in its sole and absolute discretion, an Event of Default of this Loan Agreement.

ARTICLE 6 - RIGHTS AND REMEDIES OF LENDER

6.1

Rights of Lender.

Upon the occurrence of an Event of Default, Lender shall have the right, in addition to any other right or remedy of Lender, but not the obligation, in its own name or in the name of Borrower, to enter into possession of the Mortgaged Properties; to perform all work necessary, if any, and to employ watchmen and other safeguards to protect the Mortgaged Properties. Borrower hereby appoints Lender as the attorney-in-fact of Borrower, with full power of substitution, and in the name of Borrower, if Lender elects to do so, upon the occurrence of an Event of Default, to (a) use such sums as are necessary, including any proceeds of the Loan, to maintain and protect the Mortgaged Properties and the Improvements, (b) endorse the name of Borrower on any checks or drafts or instruments payable to Borrower with respect to the Mortgaged Properties, and (c) prosecute or defend any action or proceeding incident to the Mortgaged Properties. The power of attorney granted hereby is a power coupled with an interest and irrevocable. Lender shall have no obligation to undertake any of the foregoing actions, and, if Lender should do so, it shall have no liability to Borrower for the sufficiency or adequacy of any such actions taken by Lender.

6.2

Acceleration.

Upon the occurrence of an Event of Default, Lender may, at its option, declare the Loan immediately due and payable without notice of any kind.

6.3

Funds of Lender.

Any funds of Lender used for any purpose referred to in this Article 6 shall constitute an Advance secured by the Loan Instruments and shall bear interest at the rate specified in the Note to be applicable after default thereunder.

6.4

Rights of Set Off.

Upon the occurrence of any Event of Default, Lender is hereby authorized at any time and from time to time, without notice to Borrower and Guarantor (any such notice being expressly waived by Borrower), to set off and apply all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of Borrower and Guarantor against any and all of the obligations of Borrower and Guarantor (to the extent of each Guarantor’s Guaranty) now or hereafter existing pursuant to the Loan Instruments, provided that the Lender agrees promptly to notify Borrower and Guarantor after any such setoff and application and, provided further, that the failure to give such notice shall not affect the validity of such setoff and application or create any liability on the part of the Lender. The rights of the Lender under this section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Lender may have.

6.5

No Waiver or Exhaustion.

No waiver by Lender of any of its rights or remedies hereunder, in the other Loan Instruments, or otherwise, shall be considered a waiver of any other or subsequent right or remedy of Lender; no delay or omission in the exercise or enforcement by Lender of any rights or remedies shall ever be construed as a waiver of any right or remedy of Lender; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Lender.

6.6

Preferences.

If, after receipt of any payment of, or proceeds of any collateral applied to the payment of, all or any part of the indebtedness hereunder, Lender is for any reason compelled to surrender such payment, or proceeds to any person or entity because such payment or proceeds is determined to be void or voidable as a preference, impermissible set-off, or a diversion of trust funds, or for any other reason, then: the indebtedness hereunder or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Lender; this Loan Agreement shall continue in full force as if such payment or proceeds had not been received; and Borrower and Guarantor (to the extent of each Guarantor’s Guaranty) shall be liable to, and shall indemnify and hold Lender harmless for, the amount of such payment or proceeds surrendered. The provisions of this Section shall be and remain effective notwithstanding any contrary action which may have been taken by Lender in reliance upon such payment or proceeds, and any such contrary action so taken shall be without prejudice to Lender's rights under this Loan Agreement and shall be deemed to have been conditioned upon such payment or proceeds having become final and irrevocable. The provisions of this Section shall survive the termination of this Loan Agreement.

6.7

Proceeds of Production.

Upon the occurrence of an Event of Default, Lender, in its sole and absolute discretion, may require payments on the Note of amounts up to one hundred percent (100%) of proceeds of the sale of production of oil and gas from the Mortgaged Properties, any provision herein or in the Loan Instruments to the contrary notwithstanding.

6.8

No Notice and Opportunity To Cure.

ONCE AN EVENT OF DEFAULT HAS OCCURRED, LENDER MAY PURSUE THE REMEDIES PROVIDED FOR IN THIS LOAN AGREEMENT, THE NOTE, AND THE OTHER LOAN INSTRUMENTS WITHOUT PRESENTMENT, DEMAND, PROTEST, NOTICE OF ACCELERATION, NOTICE OF INTENT TO ACCELERATE, NOTICE OF PROTEST OR NOTICE OF DISHONOR, OR ANY OTHER NOTICE OF ANY KIND, ALL OF WHICH ARE EXPRESSLY WAIVED BY OBLIGOR.

6.9

Execution of Division Orders, Etc.

Upon an Event of Default, Borrower covenants and agrees to execute such division orders, transfer orders, and/or such other documents to arrange for payment directly to Lender of the proceeds from the sale of production from the Mortgaged Properties attributable to the interest of Borrower; and whenever production proceeds are paid directly to Lender, Lender may accumulate such proceeds in a collection account without interest until the next installment payment date of the Note

6.10

Cumulative Rights.

All rights, powers, and remedies of Lender in connection with this Loan Agreement, the Note, the Loan Instruments, or any other contract or instrument on which Borrower may at any time be obligated to Lender (or any holder thereof) are cumulative and not exclusive and will be in addition to any other rights, powers, or remedies provided by law or equity.

ARTICLE 7 - GENERAL TERMS AND CONDITIONS

7.1

Notices.

All notices, demands, requests, approvals and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given when presented personally or deposited in a regularly maintained mail receptacle of the United States Postal Service, postage prepaid, registered or certified, return receipt requested, addressed to Borrower, Guarantor, or Lender, as the case may be, at the respective addresses set forth on the first page of this Loan Agreement, or such other address as Borrower, Guarantor, or Lender may from time to time designate by written notice to the other as herein required. Lender shall send copies of all notices sent to Borrower also to Guarantor at the same time such notices are sent to Borrower.

7.2

Entire Agreement and Modifications.

The Loan Instruments constitute the entire understanding and agreement between the undersigned with respect to the transactions arising in connection with the Loan and supersede all prior written or oral understandings and agreements between the undersigned in connection therewith. No provision of this Loan Agreement or the other Loan Instruments may be modified, waived, or terminated except by instrument in writing executed by the party against whom a modification, waiver or termination is sought to be enforced.

7.3

Severability.

In case any of the provisions of this Loan Agreement shall for any reason be held to be invalid, illegal, or unenforceable, such invalidity, illegality, or unenforceability, shall not affect any other provision hereof, and this Loan Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

7.4

Election of Remedies.

Lender shall have all of the rights and remedies granted in the Loan Instruments and available at law or in equity, and these same rights and remedies shall be cumulative and may be pursued separately, successively or concurrently against Obligor, or any Mortgaged Properties covered under the Loan Instruments, at the sole discretion of Lender. The exercise or failure to exercise any of the same shall not constitute a waiver or release thereof or of any other right or remedy, and the same shall be nonexclusive.

7.5

Form and Substance.

All documents, certificates, insurance policies, and other items required under this Loan Agreement to be executed and/or delivered to Lender, shall be in form and substance satisfactory to Lender.

7.6

Limitation on Interest.

All agreements between Borrower and Lender, whether now existing or hereafter arising, and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any indebtedness governed hereby or otherwise, shall the interest contracted for, charged or received by Lender exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to Lender in excess of the maximum lawful amount, the interest payable to Lender shall be reduced to the maximum amount permitted under applicable law; and, if from any circumstance the Lender shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal of the Loan and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of the Loan, such excess shall be refunded to Borrower. All interest paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal of the Loan (including the period of any renewal or extension thereof), so that interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the Borrower and Lender.

7.7

No Third Party Beneficiary.

This Loan Agreement is for the sole benefit of Lender and Obligor and is not for the benefit of any third party.

7.8

Borrower in Control.

In no event shall Lender's rights and interests under the Loan Instruments be construed to give Lender the right to, or be deemed to indicate that Lender is in control of the business, management or properties of Borrower, or has power over the daily management functions and operating decisions made by Borrower.

7.9

Number and Gender.

Whenever used herein, the singular number shall include the plural and the plural the singular, and the use of any gender shall be applicable to all genders. The duties, covenants, obligations and warranties of Obligor in this Loan Agreement shall be joint and several obligations of Obligor and of each Obligor, if more than one.

7.10

Captions.

The captions, headings and arrangements used in this Loan Agreement are for convenience only and do not in any way affect, limit, amplify or modify the terms and provisions hereof.

7.11

Prepayment of Note.

The Borrower may from time to time and without penalty prepay the Note in whole or in part. With each prepayment the Borrower shall pay all accrued interest to the date of prepayment of principal. All prepayments of principal shall apply to installments last maturing (if any). The Mortgage and all additional security taken or to be taken in connection with the Loan are and shall continue to be security for the payment of all Indebtedness, so that even if the Note describe herein is paid in full, Lender shall not be required to release any lien or security interest securing payment of the Loan until all Indebtedness of Borrower at Lender is paid in full. Furthermore, all liens, security interests, and collateral of any kind or character heretofore given by Obligor, Elk Creek, and CMM to Lender or MPII as security for payment of the Prior Note shall continue to be held by Lender as security for payment of the Loan.

7.12

Cross Default.

A default of any of the Loan Instruments, including without limitation, the Note and/or this Loan Agreement, shall constitute a default of all Loan Instruments.

7.13

Applicable Law.

THIS LOAN AGREEMENT AND THE LOAN INSTRUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES APPLICABLE TO TRANSACTIONS WITHIN SUCH STATE.

7.14

ARBITRATION.

BINDING ARBITRATION AGREEMENT
PLEASE READ THIS CAREFULLY. IT AFFECTS YOUR RIGHTS.

OBLIGOR AND LENDER AGREE TO ARBITRATION AS FOLLOWS (hereinafter referred to as the "Arbitration Provisions"):

I.

Special Provisions and Definitions applicable to both CONSUMER DISPUTES and BUSINESS DISPUTES:

a.

Informal Resolution of Customer Concerns. Most customer concerns can be resolved quickly and to the customer's satisfaction by contacting your account officer, branch manager or by calling the Customer Service Department in your region. The region and numbers are:

1.	Laredo	956-722-7611
2.	Austin	512-397-4506
3.	Brownsville	956-547-1000
4.	Commerce Bank	956-724-1616
5.	Corpus Christi	361-888-4000
6.	Eagle Pass	830-773-2313
7.	Houston	713-526-1211
8.	McAllen	956-686-0263
9.	Oklahoma	405-841-2100
10.	Port Lavaca	361-552-9771
11.	San Antonio	210-518-2500
12.	Zapata	956-765-8361

In the unlikely event that your account officer, branch manager or the customer service department is unable to resolve a complaint to your satisfaction or if the Lender has not been able to resolve a dispute it has with you after attempting to do so informally, you and the Lender agree to resolve those disputes through binding arbitration or small claims court instead of in courts of general jurisdiction.

b.

Sending Notice of Dispute. If either you or the Lender intend to seek arbitration, then you or the Lender must first send to the other by certified mail, return receipt requested, a written Notice of Dispute. The Notice of Dispute to the Lender should be addressed to: Dennis E. Nixon, President, at International Bancshares Corporation, P.O. Drawer 1359, Laredo, Texas 78042-1359 or if by email, ibcchairman@ibc.com. The Notice of Dispute must (a) describe the nature and basis of the claim or dispute; and (b) explain specifically what relief is sought. You may download a copy of the Notice of Dispute at www.ibc.com or you may obtain a copy from your account officer or branch manager.

c.

If the Dispute is not Informally Resolved. If you and the Lender do not reach an agreement to resolve the claim or dispute within thirty (30) days after the Notice of Dispute is received, you or the Lender may commence a binding arbitration proceeding. During the binding arbitration proceeding, any settlement offers made by you or the Lender shall not be disclosed to the Arbitrator.

d.

"DISPUTE(S)." As used herein, the word "DISPUTE(S)" includes any and all controversies or claims between the PARTIES of whatever type or manner, including without limitation, any and all claims arising out of or relating to this Loan Agreement, compliance with applicable laws and/or regulations, any and all services or products provided by the Lender, any and all past, present and/or future loans, lines of credit, letters of credit, credit facilities or other form of indebtedness and/or agreements involving the PARTIES, any and all transactions between or involving the PARTIES, and/or any and all aspects of any past or present relationship of the PARTIES, whether banking or otherwise, specifically including but not limited to any claim founded in contract, tort, fraud, fraudulent inducement, misrepresentation or otherwise, whether based on statute, regulation, common law or equity.

e.

"CONSUMER DISPUTE" and "BUSINESS DISPUTE." As used herein, "CONSUMER DISPUTE" means a DISPUTE relating to an account (including a deposit account), agreement, extension of credit, loan, service or product provided by the Lender that is primarily for personal, family or household purposes. "BUSINESS DISPUTE" means any DISPUTE that is not a CONSUMER DISPUTE.

f.

"PARTIES" or "PARTY." As used in these Arbitration Provisions, the term "PARTIES" or "PARTY" means Obligor, Lender, and each and all persons and entities signing this Loan Agreement or any other agreements between or among any of the PARTIES as part of this transaction. "PARTIES" or "PARTY" shall be broadly construed and include individuals, beneficiaries, partners, limited partners, limited liability members, shareholders, subsidiaries, parent companies, affiliates, officers, directors, employees, heirs, agents and/or representatives of any party to such documents, any other person or entity claiming by or through one of the foregoing and/or any person or beneficiary who receives products or services from the Lender and shall include any other owner and holder of this Loan Agreement. Throughout these Arbitration Provisions, the term "you" and "your" refer to Obligor, and the term "Arbitrator" refers to the individual arbitrator or panel of arbitrators, as the case may be, before which the DISPUTE is arbitrated.

g.

BINDING ARBITRATION. The PARTIES agree that any DISPUTE between the PARTIES shall be resolved by mandatory binding arbitration pursuant to these Arbitration Provisions at the election of either PARTY. BY AGREEING TO RESOLVE A DISPUTE IN ARBITRATION, THE PARTIES ARE WAIVING THEIR RIGHT TO A JURY TRIAL OR TO LITIGATE IN COURT (except for matters that may be taken to small claims court for a CONSUMER DISPUTE as provided below).

h.

CLASS ACTION WAIVER. The PARTIES agree that (i) no arbitration proceeding hereunder whether a CONSUMER DISPUTE or a BUSINESS DISPUTE shall be certified as a class action or proceed as a class action, or on a basis involving claims brought in a purported representative capacity on behalf of the general public, other customers or potential customers or persons similarly situated, and (ii) no arbitration proceeding hereunder shall be consolidated with, or joined in any way with, any other arbitration proceeding. THE PARTIES AGREE TO ARBITRATE A CONSUMER DISPUTE OR BUSINESS DISPUTE ON AN INDIVIDUAL BASIS AND EACH WAIVES THE RIGHT TO PARTICIPATE IN A CLASS ACTION.

i.

FEDERAL ARBITRATION ACT AND TEXAS LAW. The PARTIES acknowledge that this Loan Agreement evidences a transaction involving interstate commerce. The Federal Arbitration Act shall govern (i) the interpretation and enforcement of these Arbitration Provisions, and (ii) all arbitration proceedings that take place pursuant to these Arbitration Provisions. THE PARTIES AGREE THAT, EXCEPT AS OTHERWISE EXPRESSLY AGREED TO BY THE PARTIES IN WRITING, OR UNLESS EXPRESSLY PROHIBITED BY LAW, TEXAS SUBSTANTIVE LAW (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) WILL APPLY IN ANY BINDING ARBITRATION PROCEEDING OR SMALL CLAIMS COURT ACTION REGARDLESS OF WHO INITIATES THE PROCEEDING, WHERE YOU RESIDE OR WHERE THE DISPUTE AROSE.

II.

Provisions applicable only to a CONSUMER DISPUTE:

(a)

Any and all CONSUMER DISPUTES shall be resolved by arbitration administered by the American Arbitration Association ("AAA") under the Commercial Arbitration Rules and the Supplemental Procedures for Resolution of Consumer Disputes and Consumer Due Process Protocol (which are incorporated herein for all purposes). It is intended by the PARTIES that these Arbitration Provisions meet and include all fairness standards and principles of the American Arbitration Association's Consumer Due Process Protocol and due process in predispute arbitration. If a CONSUMER DISPUTE is for a claim of actual damages above $250,000 it shall be administered by the AAA before three neutral arbitrators at the request of any PARTY.

(b)

Instead of proceeding in arbitration, any PARTY hereto may pursue its claim in your local small claims court, if the CONSUMER DISPUTE meets the small claims court's jurisdictional limits. If the small claims court option is chosen, the PARTY pursuing the claim must contact the small claims court directly. The PARTIES agree that the class action waiver provision also applies to any CONSUMER DISPUTE brought in small claims court.

(c)

For any claim for actual damages that does not exceed $2,500, the Lender will pay all arbitration fees and costs provided you submitted a Notice of Dispute with regard to the CONSUMER DISPUTE prior to initiation of arbitration. For any claim for actual damages that does not exceed $5,000, the Lender also agrees to pay your reasonable attorney's fees and reasonable expenses your attorney charges you in connection with the arbitration (even if the Arbitrator does not award those to you) plus an additional $2,500 if you obtain a favorable arbitration award for your actual damages which is greater than any written settlement offer for your actual damages made by the Lender to you prior to the selection of the Arbitrator.

(d)

Under the AAA's Supplemental Procedures for Consumer Disputes, if your claim for actual damages does not exceed $10,000, you shall only be responsible for paying up to a maximum of $125 in arbitration fees and costs. If your claim for actual damages exceeds $10,000 but does not exceed $75,000, you shall only be responsible for paying up to a maximum of $375 in arbitration fees and costs. For any claim for actual damages that does not exceed $75,000, the Lender will pay all other arbitrator's fees and costs imposed by the administrator of the arbitration. With regard to a CONSUMER DISPUTE for a claim of actual damages that exceeds $75,000, or if the claim is a non-monetary claim, the Lender agrees to pay all arbitration fees and costs you would otherwise be responsible for that exceed $1,000. The fees and costs stated above are subject to any amendments to the fee and cost schedules of the AAA. The fee and cost schedule in effect at the time you submit your claim shall apply. The AAA rules also permit you to request a waiver or deferral of the administrative fees and costs of arbitration if paying them would cause you financial hardship.

(e)

Although under some laws, the Lender may have a right to an award of attorney's fees and expenses if it prevails in arbitration, the Lender agrees that it will not seek such an award in a binding arbitration proceeding with regard to a CONSUMER DISPUTE for a claim of actual damages that does not exceed $75,000.

(f)

To request information on how to submit an arbitration claim, or to request a copy of the AAA rules or fee schedule, you may contact the AAA at 1-800-778-7879 (toll free) or at www.adr.org.

III.

Provisions applicable only to a BUSINESS DISPUTE:

(a)

Any and all BUSINESS DISPUTES between the PARTIES shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the AAA in effect at the time of filing, as modified by, and subject to, these Arbitration Provisions. A BUSINESS DISPUTE for a claim of actual damages that exceeds $250,000 shall be administered by AAA before at least three (3) neutral arbitrators at the request of any PARTY. In the event the aggregate of all affirmative claims asserted exceeds $500,000, exclusive of interest and attorney's fees, or upon the written request of any PARTY, the arbitration shall be conducted under the AAA Procedures for Large, Complex Commercial Disputes. If the payment of arbitration fees and costs will cause you extreme financial hardship you may request that AAA defer or reduce the administrative fees or request the Lender to cover some of the arbitration fees and costs that would be your responsibility.

(b)

The PARTIES shall have the right to (i) invoke self-help remedies (such as setoff, notification of account debtors, seizure and/or foreclosure of collateral, and nonjudicial sale of personal Mortgaged Properties and real Mortgaged Properties collateral) before, during or after any arbitration, and/or (ii) request ancillary or provisional judicial remedies (such as garnishment, attachment, specific performance, receiver, injunction or restraining order, and sequestration) before or after the commencement of any arbitration proceeding (individually, and not on behalf of a class). The PARTIES need not await the outcome of the arbitration proceeding before using self-help remedies. Use of self-help or ancillary and/or provisional judicial remedies shall not operate as a waiver of either PARTY's right to compel arbitration. Any ancillary or provisional judicial remedy which would be available from a court at law shall be available from the Arbitrator. The PARTIES agree that the AAA Optional Rules for Emergency Measures of Protection shall apply in an arbitration proceeding where emergency interim relief is requested.

(c)

Except to the extent the recovery of any type or types of damages or penalties may not by waived under applicable law, the Arbitrator shall not have the authority to award either PARTY (i) punitive, exemplary, special or indirect damages, (ii) statutory multiple damages, or (iii) penalties, statutory or otherwise.

(d)

The Arbitrator may award attorney's fees and costs including the fees, costs and expenses of arbitration and of the Arbitrator as the Arbitrator deems appropriate to the prevailing PARTY. The Arbitrator shall retain jurisdiction over questions of attorney's fees for fourteen (14) days after entry of the decision.

IV.

General provisions applicable to both CONSUMER DISPUTES and BUSINESS DISPUTES:

(a)

The Arbitrator is bound by the terms of these Arbitration Provisions. The Arbitrator shall have exclusive authority to resolve any DISPUTES relating to the scope or enforceability of these Arbitration Provisions, including (i) all arbitrability questions, and (ii) any claim that all or a part of these Arbitration Provisions are void or voidable (including any claims that they are unconscionable in whole or in part).

(b)

These Arbitration Provisions shall survive any termination, amendment, or expiration of this Loan Agreement, unless all of the PARTIES otherwise expressly agree in writing.

(c)

If a PARTY initiates legal proceedings, the failure of the initiating PARTY to request arbitration pursuant to these Arbitration Provisions within 180 days after the filing of the lawsuit shall be deemed a waiver of the initiating PARTY'S right to compel arbitration with respect to the claims asserted in the litigation. The failure of the defending PARTY in such litigation to request arbitration pursuant to these Arbitration Provisions within 180 days after the defending PARTY'S receipt of service of judicial process, shall be deemed a waiver of the right of the defending PARTY to compel arbitration with respect to the claims asserted in the litigation. If a counterclaim, cross-claim or third party action is filed and properly served on a PARTY in connection with such litigation, the failure of such PARTY to request arbitration pursuant to these Arbitration Provisions within ninety (90) days after such PARTY'S receipt of service of the counterclaim, cross-claim or third party claim shall be deemed a waiver of such PARTY'S right to compel arbitration with respect to the claims asserted therein. The issue of waiver pursuant to these Arbitration Provisions is an arbitrable dispute. Active participation in any pending litigation described above by a PARTY shall not in any event be deemed a waiver of such PARTY'S right to compel arbitration. All discovery obtained in the pending litigation may be used in any subsequent arbitration proceeding.

(d)

Any PARTY seeking to arbitrate shall serve a written notice of intent to any and all opposing PARTIES after a DISPUTE has arisen. The PARTIES agree a timely written notice of intent to arbitrate by either PARTY pursuant to these Arbitration Provisions shall stay and/or abate any and all action in a trial court, save and except a hearing on a motion to compel arbitration and/or the entry of an order compelling arbitration and staying and/or abating the litigation pending the filing of the final award of the Arbitrator.

(e)

Any Arbitrator selected shall be knowledgeable in the subject matter of the DISPUTE and be licensed to practice law.

(f)

For a one (1) member arbitration panel, the PARTIES are limited to an equal number of strikes in selecting the arbitrator from the AAA neutral list, such that at least one arbitrator remains after the PARTIES exercise all of their respective strikes. For a three (3) member arbitration panel, the PARTIES are limited to an equal number of strikes in selecting the arbitrators from the AAA neutral list, such that at least three arbitrators remain after the PARTIES exercise all of their respective strikes. After exercising all of their allotted respective strikes, the PARTIES shall rank those potential arbitrators remaining numerically in order of preference (with "1" designating the most preferred). The AAA shall review the PARTIES rankings and assign a score to each potential arbitrator by adding together the ranking given to such potential arbitrator by each PARTY. The arbitrator(s) with the lowest score total(s) will be selected. In the event of a tie or ties for lowest score total and if the selection of both or all of such potential arbitrators is not possible due to the required panel size, the AAA shall select the arbitrator(s) it believes to be best qualified.

(g)

The PARTIES and the Arbitrator shall treat all aspects of the arbitration proceedings, including, without limitation, any documents exchanged, testimony and other evidence, briefs and the award, as strictly confidential; provided, however, that a written award or order from the Arbitrator may be filed with any court having jurisdiction to confirm and/or enforce such award or order.

(h)

Any statute of limitation which would otherwise be applicable shall apply to any claim asserted in any arbitration proceeding under these Arbitration Provisions, and the commencement of any arbitration proceeding tolls such statute of limitations.

(i)

If the AAA is unable for any reason to provide arbitration services, then the PARTIES agree to select another arbitration service provider that has the ability to arbitrate the DISPUTE pursuant to and consistent with these Arbitration Provisions. If the PARTIES are unable to agree on another arbitration service provider, any PARTY may petition a court of competent jurisdiction to appoint an Arbitrator to administer the arbitration proceeding pursuant to and consistent with these Arbitration Provisions.

(j)

The award of the Arbitrator shall be final and Judgment upon any such award may be entered in any court of competent jurisdiction. The arbitration award shall be in the form of a written reasoned decision and shall be based on and consistent with applicable law.

(k)

Unless the PARTIES mutually agree to hold the binding arbitration proceeding elsewhere, venue of any arbitration proceeding under these Arbitration Provisions shall be in the county and state where Lender is located, which is Lender's address set out in the first paragraph on page 1 hereof.

(l)

If any of these Arbitration Provisions are held to be invalid or unenforceable, the remaining provisions shall be enforced without regard to the invalid or unenforceable term or provision.

JURY WAIVER: IF A DISPUTE BETWEEN OBLIGOR AND LENDER PROCEEDS IN COURT RATHER THAN THROUGH MANDATORY BINDING ARBITRATION, THEN OBLIGOR AND LENDER BOTH WAIVE THE RIGHT TO A JURY TRIAL, AND SUCH DISPUTE WILL BE TRIED BEFORE A JUDGE ONLY.

7.15

No Oral Agreements.

THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

7.16

Claims Against Lender.

(a)

Obligor hereby represents and warrants that there are no known claims, causes of action, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including attorneys' fees) of any kind, character or nature whatsoever, fixed or contingent, which Obligor may have or claim to have against Lender, which might arise out of or be connected with any act of commission or omission of Lender existing or occurring on or prior to the date of this Loan Agreement, including, without limitation, any claims, liabilities or obligations arising with respect to the Loan or arising under any of the Loan Instruments.

(b)

In consideration of Lender's agreements as provided herein, Obligor hereby releases, acquits, waives and forever discharges Lender, its partners, affiliates, subsidiaries and related parties and their respective directors, officers, employees, agents, predecessors, successors, assigns, attorneys, and representatives (collectively the "Lender Parties") from any and all claims, demands, cross-actions, cause or causes of action, at law or in equity, costs and expenses, including legal expenses, as well as any other kind or character of claim or action, in each case to the extend held by Obligor on or before the closing date of the Loan, whether based upon tort, fraud, breach of any duty of fair dealing, breach of confidence, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, intentional or negligent infliction of mental distress, tortious interference with contractual relations, tortious interference with corporate governance or prospective business advantage, breach of contract, deceptive trade practices, libel, slander, conspiracy (collectively, the "Released Claims"), to the fullest and maximum extent permitted by applicable law, but in each case only to the extent permitted by applicable law, contract, usury, common law or statutory right, known or unknown, arising, directly or indirectly, proximately or remotely, out of any of the Loan Instruments or any of the documents, instruments or any other transactions relating thereto, solely with respect to such claims, which arise in connection with events which occurred prior to the date hereof. Without limiting the generality of the foregoing, this release shall include all aspects of the negotiations between and among Obligor and Lender. This release is intended to release all liability of any character claimed for damages, of any type or nature, for injunctive or other relief, for attorneys' fees, interest or any other liability whatsoever, whether statutory, contractual or tort in character, or of any other nature or character, now or henceforth in any way related to the Released Claims, including, without limitation, any loss, cost or damage in connection with, or based upon, any breach of fiduciary duty, breach of any duty of fair dealing or good faith, breach of confidence, breach of funding commitment, breach of any other duty, breach of any statutory right, fraud, usury, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, violations of the Racketeer Influenced and Corrupt Organizations Act, intentional or negligent infliction of mental distress, tortious interference with corporate or other governance or prospective business advantage, breach of contract, deceptive trade practices, libel, slander, conspiracy, or any other cause of action, any of which arise in connection with events which occurred prior to the date of execution hereof. Obligor understands and agrees that this is a full, final and complete release of the Released Claims and agrees that this release may be pleaded as an absolute and final bar to any or all suit or suits pending or which may hereafter be filed or prosecuted by Obligor, or anyone claiming, by, through or under Obligor in respect of the Released Claims, and that no recovery on account of the Released Claims may hereafter be had from anyone whomsoever, and that the consideration given for this release is no admission of liability and that Obligor, nor those claiming under Obligor will ever claim that it is.

7.17

Insolvency Proceeding.

In the event any proceeding (an "Insolvency Proceeding") is brought by or against Obligor and/or the Mortgaged Properties under or pursuant to any bankruptcy, insolvency, receivership or similar law or laws of the United States or any other state or other jurisdiction, including the Bankruptcy Code, and any other law or laws of the United States or any other state or other jurisdiction which affect the rights of debtors and/or creditors generally, including, without limitation: (i) any proceeding seeking to appoint or appointing a receiver or trustee; (ii) any proceeding filed by or against Obligor under the Bankruptcy Code; (iii) any assignment by Obligor of all or substantially all of their respective assets for the benefit of creditors; and (iv) any proceeding or other action wherein all or substantially all of Obligor's assets are attached, seized, subjected to a writ or distress warrant, or otherwise levied upon, Obligor hereby agrees as follows:

(a)

Venue for an Insolvency Proceeding, without waiving the provisions requiring arbitration as set forth in the Loan Instruments, shall lie exclusively in (i) the county where the Mortgaged Properties is located or the Division within the Federal District where the Mortgaged Properties is located, or (ii) the United States Bankruptcy Court for the Western District of Texas, San Antonio Division, as applicable.

(b)

Obligor agrees that, subject to court approval, Lender shall be deemed pursuant to this Loan Agreement to have and be entitled to relief from the automatic stay under Section 362 of the Bankruptcy Code, and Obligor hereby unconditionally and irrevocably consents to the granting to Lender of relief from the automatic stay under Section 362 of the Bankruptcy Code to permit Lender to exercise any and all of its rights, recourses and remedies under the Loan Instruments, at law and/or in equity, including, without limitation, foreclosure of the Mortgage and sale of the Mortgaged Properties pursuant thereto and/or collection of the rents and profits directly by Lender. Further, if Lender requests such relief, Obligor shall not object to or oppose Lender's request for immediate relief from the automatic stay for purposes of exercising any and all rights, recourses, remedies and benefits Lender may have under the Loan Instruments, at law and/or in equity, including, without limitation, foreclosure of the Mortgage and sale of the Mortgaged Properties pursuant thereto and/or collection of the rents and profits directly by Lender.

(c)

Obligor hereby acknowledges and agrees that Lender has a properly perfected, valid and enforceable lien upon and security interest in all or any portion of the Mortgaged Properties, including, without limitation, the leases, rents and profits, and Obligor will acknowledge the same in any Insolvency Proceeding. Further, Obligor shall not contest that Lender holds a properly perfected, valid and enforceable first priority lien on and security interest in each and every portion of the Mortgaged Properties, including, without limitation, the leases, rents and profits.

(d)

Obligor hereby agrees to indemnify, defend and hold Lender harmless from and against any and all loss, cost, liability, damage or expense Lender may suffer or incur as a result of Obligor's breach of their respective obligations, covenants and agreements under this Section.

7.18

Post-Closing Covenants.

On or before September 2, 2016 (the "September 2, 2016 Deadline"), Obligor covenants and agrees that the Underwriting Shares shall be delivered to Lender in a form approved by Lender in its sole and absolute discretion. Failure to deliver to Lender the Underwriting Shares on or before the September 2, 2016 Deadline shall constitute an Event of Default of this Loan Agreement at the option of Lender in its sole discretion.

On or before October 31, 2016 (the "October 31, 2016 Deadline"), Obligor covenants and agrees that the Sellers of the APA and Elk Creek shall convey all of their right, title, and interest to the Jersey 1-10 Well, the Angus #1 Well, the Angus #2 Well, the Shorthorn Well, and the Becket SWDW, all located in Payne County, Oklahoma, and the Saturn 1-27 Well, the Earth #1-23 Well, and the Mars #1-27 Well, all located in Lincoln County, Oklahoma, together with any and all oil and gas leases in connection with such wells (collectively, the "Elk Creek Wells and Leases") to Borrower to the satisfaction of Lender in its sole and absolute discretion. The failure of Obligor to achieve the assignment of all of the right, title, and interest of the Sellers to the APA and Elk Creek to the Elk Creek Wells and Leases to Borrower on or before the October 31, 2016 Deadline shall constitute an Event of Default of this Loan Agreement at the option of Lender in its sole discretion.

On or before December 31, 2016 (the "December 2016 Deadline"), Obligor covenants and agrees that as to the Cheney Shot #1-H Well, the Buck Shot #1-H Well, and the Rifle Shot #1-H Well, and all oil and gas leases in connection with such wells (collectively, the "Brittany Wells and Leases"), and the Nectar #1-4H Well, the Crete #1-5H Well, the Gilbert #1-12H Well, the Vesta #1-14H Well, the Elizabeth #1-14H Well, the Alfred #1-18H Well, the Francisco #1-20H Well, the Abel #1-21H Well, the Zephir #1-23H Well, the Midas #1-8H Well, the Telluride #1-10H Well, the Starvos #1-11H Well, the Brixey #1-13H Well, the Santa Fe #1-15H Well, and the Whistler #1-26H Well (collectively, the "Altex Wells and Leases"), Obligor will complete all curative required by Lender and Lender's counsel with respect to the Brittany Wells and Leases, and the Altex Wells and Leases which are all described more particularly on Exhibit "A," hereto, and shall provide Lender and Lender's counsel with written evidence thereof, including without limitation, any and all assignments of leases as required by Lender (collectively, the "Lender Curative Required Assignments") in a form approved by Lender. Failure to deliver the Lender Curative Required Assignments on or before the December 2016 Deadline shall constitute an Event of Default of this Loan Agreement at the option of Lender in its sole discretion.

On or before the October 31, 2016 Deadline , Obligor covenants and agrees to deliver to Lender a fully executed agreement between RAD2 and MPII in a form approved by Lender in its sole discretion for the release of the RAD2 to MPII Liens on or before December 31, 2017 (the "Release Agreement"). Failure to deliver to Lender the Release Agreement in a form approved by Lender on or before the October 31, 2016 Deadline shall constitute an Event of Default of this Loan Agreement at the option of Lender in its sole discretion.

On or before the October 31, 2016 Deadline , Obligor covenants and agrees to deliver to Lender a supplemental mortgage and/ or deed of trust in a form approved by Lender in its sole discretion covering any and all interests of Borrower in the Mortgaged Properties that are not covered by the Mortgage (the “Supplemental Mortgage”) to the satisfaction of Lender. Failure to deliver to Lender the Supplemental Mortgage in a form approved by Lender on or before the October 31, 2016 Deadline shall constitute an Event of Default of this Loan Agreement at the option of Lender in its sole discretion.

On or before September 9, 2016 (the “September 9, 2016 Deadline”, Obligor covenants and agrees to deliver to Lender a certificated property pledge agreement and all corresponding loan documents in connection therewith covering the shares of Saxum and DBS discussed in Section 5.30 hereof (collectively, the “Certificated Agreements”). Failure to deliver to Lender the Certificated Agreements in a form approved by Lender on or before the September 9, 2016 Deadline shall constitute an Event of Default of this Loan Agreement at the option of Lender in its sole discretion.

On or before December 31, 2017 (the "December 2017 Deadline"), Obligor covenants and agrees that MP II will release the RAD2 to MP II Liens covering the RAD2 to MPII Mortgaged Interests, and shall provide Lender with written evidence thereof, including without limitation, a recordable release of the RAD2 to MP II Liens (the "MP II Release") in a form approved by Lender.  Failure to deliver a MP II Release in a form approved by Lender on or before the December 2017 Deadline shall constitute an Event of Default of this Loan Agreement at the option of Lender in its sole discretion.

7.19

Venue.

Venue for any action hereunder shall reside solely in state district court in Bexar County, Texas, subject to Section 7.14 above.

7.20

Time.

Time is of the essence as to all provisions of this Loan Agreement.

7.21

Multiple Counterparts.

This Loan Agreement may be executed in several original counterparts, all of which are identical.  Each of the executed counterparts hereof shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument, and facsimile, PDF/Document Imaging or other electronic signatures shall be just as binding as originals.

7.22

Opinions of Obligor's Counsel.

The Borrower shall cause to be delivered at the closing written opinions from the Borrower's counsel addressed to Lender, in form and substance acceptable to Lender and Lender's legal counsel, which will include but not be limited to:

(a)

Usury. The Loan as reflected in the Note and Loan Instruments does not violate the usury law of the State of Texas or any other applicable usury law of the United States of America.

(b)

Authorization. The loan transaction is within the legal capacity of Borrower and Guarantors. Execution of the Loan Instruments has been duly authorized by all necessary acts of Borrower and Guarantors, and such documents have been duly executed by the persons authorized to do so, on behalf of Borrower and Guarantors, as applicable.

(c)

Enforceability. This Loan Agreement and each of the other Loan Instruments executed and delivered on the closing are binding obligations of Borrower and each such document is enforceable in accordance with its terms.

(d)

Priority. Lender has a first lien security interest in the Collateral except as otherwise permitted by Lender.

(e)

Other. Such other opinions as Lender shall require in its sole and absolute discretion, including without limitation, from counsel to Borrower licensed in the States of Oklahoma and Nevada.

7.23

West Texas Properties.

With respect to the Mortgaged Properties located in Glasscock County, Texas (collectively, the "West Texas Properties"), Borrower has the right to sell the West Texas Properties after (i) Lender approves the purchase and sale agreement for the sale of the West Texas Properties in its sole discretion, (ii) Lender receives as a prepayment of the Loan fifty percent (50%) of the sales proceeds of the West Texas Properties, but in no event less than $2,000,000.00, and (iii) the balance of the sales proceeds of the West Texas Properties are deposited in the IBC Sinking Fund Account, to be used to pay certain principal payments of the Note as approved by Lender in its sole discretion.

7.24

Grace and Curative Period.

It is understood and agreed that the Grace and Curative Period, as defined herein, shall apply to any default or Event of Default under the Loan Instruments with the same force and effect as if the Grace and Curative Period was set forth in each of the other Loan Instruments besides this Loan Agreement.

7.25

Mineral Liens.

No more than $117,000.00 of the Advance may be used to pay off any outstanding mineral liens covering the Mortgaged Properties as of the date hereof (collectively, the "Outstanding Mineral Liens"). After the above loan funds of the Advance as used to payoff the Outstanding Mineral Liens, Borrower covenants and agrees that there are no mineral liens covering the Mortgaged Properties as of the date hereof.

EXECUTED AND DELIVERED as of the date first recited.

[Signatures are on the following pages.]

SIGNATURE PAGE

TO

LOAN AGREEMENT

DATED AUGUST 25, 2016

BY AND BETWEEN

LUCAS ENERGY, INC., a Nevada corporation,

RICHARD N. AZAR, II, DONNIE B. SEAY, RICHARD MENCHACA,

RAD2 MINERALS, LTD., a Texas limited partnership,

DBS INVESTMENTS, LTD., a Texas limited partnership, and

SAXUM ENERGY, LLC, a Texas limited liability company,

AND

INTERNATIONAL BANK OF COMMERCE

OBLIGOR:

BORROWER:

LUCAS ENERGY, INC.,
a Nevada corporation

By:	/s/ Anthony C. Schnur
Anthony C. Schnur, President

GUARANTOR:

/s/ Richard N. Azar, II
RICHARD N. AZAR, II

/s/ Donnie B. Seay
DONNIE B. SEAY

/s/ Richard Menchaca
RICHARD MENCHACA

SIGNATURE PAGE

RAD2 MINERALS, LTD.,
a Texas limited partnership

By:	RAD2 Management, LLC,
a Texas limited liability company,
its General Partner

	By:	/s/ Richard N. Azar, II
Richard N. Azar, II, Manager

DBS INVESTMENTS, LTD.,
a Texas limited partnership

By:	DBS Management, LLC,
a Texas limited liability company,
its General Partner

	By:	/s/ Donnie B. Seay
Donnie B. Seay, Manager

SAXUM ENERGY, LLC,
a Texas limited liability company

By:	/s/ Richard Menchaca
Richard Menchaca, Manager

SIGNATURE PAGE

SIGNATURE PAGE

TO

LOAN AGREEMENT

DATED AUGUST 25, 2016

BY AND BETWEEN

LUCAS ENERGY, INC., a Nevada corporation,

RICHARD N. AZAR, II, DONNIE B. SEAY, RICHARD MENCHACA,

RAD2 MINERALS, LTD., a Texas limited partnership,

DBS INVESTMENTS, LTD., a Texas limited partnership, and

SAXUM ENERGY, LLC, a Texas limited liability company,

AND

INTERNATIONAL BANK OF COMMERCE

LENDER:

INTERNATIONAL BANK OF COMMERCE,
a Texas state banking corporation

By:	/s/ Bernardo de la Garza
Bernardo de la Garza
Assistant Vice President

SIGNATURE PAGE

EXHIBIT "A"

THE MORTGAGED PROPERTIES

ATTACHED TO

AND

INCORPORATED BY REFERENCE

INTO THE

LOAN AGREEMENT

DATED AUGUST 25, 2016

BY AND BETWEEN

LUCAS ENERGY, INC., a Nevada corporation,

RICHARD N. AZAR, II, DONNIE B. SEAY, RICHARD MENCHACA,

RAD2 MINERALS, LTD., a Texas limited partnership,

DBS INVESTMENTS, LTD., a Texas limited partnership, and

SAXUM ENERGY, LLC, a Texas limited liability company,

AND

INTERNATIONAL BANK OF COMMERCE

[See attached]

EXHIBIT PAGE

EXHIBIT "B"

CONDITIONS TO THE ADVANCE

ATTACHED TO

AND

INCORPORATED BY REFERENCE

INTO THE

LOAN AGREEMENT

DATED AUGUST 25, 2016

BY AND BETWEEN

LUCAS ENERGY, INC., a Nevada corporation,

RICHARD N. AZAR, II, DONNIE B. SEAY, RICHARD MENCHACA,

RAD2 MINERALS, LTD., a Texas limited partnership,

DBS INVESTMENTS, LTD., a Texas limited partnership, and

SAXUM ENERGY, LLC, a Texas limited liability company,

AND

INTERNATIONAL BANK OF COMMERCE

1.

(X)

Payment of one-half of the Loan Finance Charge;

2.

(X)

The Loan Instruments;

3.

(X)

Financial Statements;

4.

(X)

Evidence of Borrower's compliance with or satisfaction of all conditions applicable to the Mortgaged Properties;

5.

(X)

Evidence of the Mortgaged Properties' compliance with the requirements of all applicable "environmental protection" laws, rules and regulations, whether federal, state, or municipal;

6.

(X)

Evidence that all necessary action on the part of Borrower has been taken with respect to the execution and delivery of this Loan Agreement and the consummation of the transactions contemplated hereby, so that this Loan Agreement and all Loan Instruments to be executed and delivered by or on behalf of Borrower will be valid and binding upon Borrower or the person or entity executing and delivering such document. Such evidence shall include, at the option of the Lender, a legal opinion of Borrower's legal counsel, confirming such authority, validity and binding effect, confirming that neither the Loan nor any of the financing arrangements contemplated by this Loan Agreement violates the usury laws of the State of Texas, or any other applicable jurisdiction, and covering such other matters as Lender may require;

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7.

(X)

Tax or assessment certificates or other similar evidences of payment from all appropriate bodies or entities which have taxing or assessing authority over any of the Property, stating that all taxes and assessments are current;

8.

(X)

Title Opinions and/or Title Audit letters, in a form approved by Lender in its sole discretion, as to all of the Mortgaged Properties shall have been provided to and approved by Lender;

9.

(X)

All mineral liens covering the Mortgaged Properties, if any, have been released of record.

10.

(X)

Any and all UCC financing statements and any and all other liens, howsoever created, covering Borrower have been released of record in all appropriate Governmental offices.

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EXHIBIT "C"

CONTRACTS

ATTACHED TO

AND

INCORPORATED BY REFERENCE

INTO THE

LOAN AGREEMENT

DATED AUGUST 25, 2016

BY AND BETWEEN

LUCAS ENERGY, INC., a Nevada corporation,

RICHARD N. AZAR, II, DONNIE B. SEAY, RICHARD MENCHACA,

RAD2 MINERALS, LTD., a Texas limited partnership,

DBS INVESTMENTS, LTD., a Texas limited partnership, and

SAXUM ENERGY, LLC, a Texas limited liability company,

AND

INTERNATIONAL BANK OF COMMERCE

[See following pages]

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Exhibit C
Contracts

Texas Contracts:

Rimrock Exploitation and Development Agreement dated February 20, 2008, by and between Special Energy Corporation and Maddox Oil Properties, Inc., et al, as amended by Amendment to Rimrock Exploitation & Development Agreement dated March 2, 2010;

Rimrock Project Participation Agreement, dated March 14, 2008 but effective February 20, 2008, by and between Special Energy Corporation and Sezar Energy, L.P.;

Assignment of Oil and Gas Lease, dated February 19, 2008, effective February 20, 2008, recorded in Volume 113, Page 478, Official Public Records of Glasscock County, Texas, by and between Maddox Oil Properties, Inc. and Special Energy Corporation;

Partial Assignment of Oil and Gas Leasehold, dated February 15, 2010, by and between Special Energy Corporation and Sezar Energy, L.P., recorded in Book 142, Page 351, Official Public Records of Glasscock County, Texas;

Partial Assignment of Oil and Gas Leases, dated March 2, 2010, by and among Maddox Oil Properties, Inc., assignor and Sezar Energy, L.P. and U.S. Oil & Gas Holdings, LLC, assignees, recorded in Book 143, Page 161, Official Public Records of Glasscock County, Texas;

Assignment of Oil and Gas Leases, dated March 31, 2010, by and among U.S. Oil & Gas Holdings, LLC and Sezar Energy, LP, grantors, and Mariner Energy, Inc., grantee, recorded in Book 143, Page 680, Official Public Records of Glasscock County, Texas;

Assignment of Oil and Gas Leases, dated July 19, 2010, by and among U.S. Oil & Gas Holdings, LLC, U.S. Oil & Gas Acquisition & Development Fund II, LP, U.S. Oil & Gas Acquisition & Development Fund III, LP, and Sezar Energy, LP, grantors, and Mariner Energy, Inc., grantee, recorded in Book 149, Page 589, Official Public Records of Glasscock County, Texas;

Letter Agreement with Francys Ann Ballenger, effective March 31, 2010;

Purchase and Participation Agreement, dated March 31, 2010, between Mariner Energy, Inc., U.S. Oil & Gas Holdings LLC and Sezar Energy, L.P., including the assignments thereunder (Exhibit A) and (Exhibit B) executed on July 19, 2010;

Assignment of Interest in Oil and Gas Leases, executed and effective October 18, 2011, among U.S. Oil & Gas Holdings LLC, Sezar Energy, L.P. and Apache Corporation, recorded in Book 177, Page 106, Official Public Records of Glasscock County, Texas;

The Joint Operating Agreement dated March 31, 2010 by and between Mariner Energy, Inc., as Operator, and US Oil and Gas Holdings, LLC et al, as Non Operators; and

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The Natural Gas Purchase Agreement dated September 1, 2011 by and between Apache Corporation, Buyer, and Sezar Energy, LP, as Seller for the purchase of Hydrocarbons from the Wells and Leases.

Oklahoma Contracts:

Central Prospect Participation Agreement, dated effective June 15, 2014, by and between Sezar Energy, LP, Brittany Energy and Petroflow Energy Corp., as assigned to Segundo Resources, LLC, by Sezar Energy, LP, by Assignment of Central Prospect Participation Agreement dated effective October 15, 2014;

The Joint Operating Agreement dated July 1, 2011 by and between Equal Energy, US, Inc., as Operator, and Azar Minerals, et al, as Non Operators, said Joint Operating Agreement covering a total of 46 wells;

The purchase agreement dated June 1, 20 14 by and between Scissortail Energy, LLC, Processor, and Sezar Energy, LP, et al, as Supplier, for the purchase of Hydrocarbons from the Wells and Leases;

First Amendment to the Gas Purchase and Processing Agreement dated effective January 1, 2008, between Scissortail Energy, LLC, as Buyer, and Azar Minerals, Ltd., as Seller, for the purchase of Hydrocarbons from the Wells and Leases;

Gas Purchase Contract dated January 1, 2007, between DCP Midstream, LP, as Buyer, and Special Energy Corp., as Seller, for the purchase of Hydrocarbons from the Wells and Leases;

Crude Oil Purchase Agreement dated March 25, 2015, between Pacer Energy Marketing, LLC, as First Purchaser, and Equal Energy US, Inc., as Seller, for the purchase of Hydrocarbons from the Wells and Leases;

Gas Gathering and Processing Agreement dated August 1, 2005, as amended October 1, 2007, by and between Superior Pipeline Company, as Buyer, and Brittany Energy, LLC, as Supplier, for the purchase of Hydrocarbons from the Wells and Leases;

Gas Purchase Contract dated January 1, 2008, between DCP Midstream, LP, as Buyer, and Altex Energy Corporation, as Seller, for the purchase of Hydrocarbons from the Wells and Leases;

Gas Purchase Contract dated March 1, 2012, between DCP Midstream, LP, as Buyer, and Petroflow Energy Corporation, as Seller, for the purchase of Hydrocarbons from the Wells and Leases: and

Replacement Gas Purchase Contract to be effective January 1, 2016, between DCP Midstream, LP, as Buyer, and Equal Energy US, Inc., as Seller, for the purchase of Hydrocarbons from the Wells and Leases.

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